                                                                    EXHIBIT 99.3


THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AND NO ONE MAY SOLICIT ACCEPTANCES OR REJECTIONS OF THE PLAN OF REORGANIZATION UNTIL THE DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION. IN ADDITION, THIS DISCLOSURE STATEMENT WILL BE REVISED TO REFLECT EVENTS THAT OCCUR AFTER THE DATE HEREOF, BUT PRIOR TO THE BANKRUPTCY COURT'S APPROVAL OF THE DISCLOSURE STATEMENT.

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                                                  )    CHAPTER 11 VOLUNTARY CASES
                                                        )
CMI INDUSTRIES, INC., ELASTIC FABRICS OF AMERICA,       )    NOS. 01-11401; 01-11402; 01-11403; 01-11404; 01-11405;
LLC, CHATHAM FABRICS, LLC, CHATHAM REAL PROPERTIES,     )    01-11406 (____)
INC., CHATHAM HOLDINGS CORPORATION, AND CHATHAM LAND    )
CORPORATION                                             )
                                                        )    JOINTLY ADMINISTERED
DEBTORS AND DEBTORS IN POSSESSION                       )
-------------------------------------------------------

                        DISCLOSURE STATEMENT PURSUANT TO
             SECTION 1125 OF THE BANKRUPTCY CODE WITH RESPECT TO THE
    JOINT PLAN OF REORGANIZATION OF CMI INDUSTRIES, INC., ELASTIC FABRICS OF AMERICA, LLC, CHATHAM REAL PROPERTIES, INC., CHATHAM FABRICS, LLC, CHATHAM
               HOLDINGS CORPORATION, AND CHATHAM LAND CORPORATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE


McNAIR LAW FIRM, P.A.                                          WHITE & CASE LLP
Post Office Box 11390                                          First Union Financial Center
Columbia, South Carolina 29211                                 Suite 4900
(803) 799-9800                                                 200 South Biscayne Boulevard
                                                               Miami, Florida 33131
SAUL EWING LLP                                                 (305) 371-2700
222 Delaware Street
Wilmington, Delaware 19801                                     THE BAYARD FIRM
(302) 421-6800                                                 222 Delaware Avenue
                                                               Suite 900
SUTHERLAND ASBILL & BRENNAN LLP                                P.O. Box 25130
999 Peachtree Street, N.E.                                     Wilmington, Delaware 19801
Atlanta, Georgia 30309                                         (302) 655-5000
(404) 853-8000

Counsel for CMI Industries,  Inc.,  Chatham Real  Properties,  Counsel for the Informal Committee
Inc., Chatham Fabrics, LLC, Chatham Holdings Corporation,
Chatham Land Corporation and Elastic Fabrics of America, LLC

Debtors and Debtors in Possession







Dated:  November 26, 2001

                                TABLE OF CONTENTS

I.       INTRODUCTION.............................................................................................1
         A.       Notice to Holders of Claims and Equity Interests................................................2
         B.       Solicitation Package............................................................................3
II.      EXECUTIVE SUMMARY........................................................................................4
         A.       Introduction to CMI and the Other Debtors.......................................................4
         B.       The Plan of Reorganization......................................................................5
         C.       Summary of Classification and Treatment of Claims and Equity Interests Under the Plan...........6
         D.       The Confirmation Hearing........................................................................7
         E.       Feasibility of the Plan.........................................................................7
         F.       Best Interests of Creditors.....................................................................8
III.     CMI, EFA AND THE OTHER DEBTORS...........................................................................8
         A.       Historical Activity and Operations..............................................................8
         B.       Real Property, Plant and Office Space..........................................................10
         C.       CMI's Current Equity and Debt Structure........................................................12
                  1.     Equity of CMI...........................................................................12
                  2.     Debt of CMI.............................................................................13
         D.       Current Products:  Elastic Fabrics.............................................................13
IV.      OFFICERS AND DIRECTORS OF CMI AND THE REORGANIZED CMI...................................................14
         A.       Current Directors and Executive Officers.......................................................14
         B.       Post-Consummation Managers, Directors and Executive Officers of the Debtors....................15
V.       EVENTS LEADING UP TO REORGANIZATION.....................................................................16
         A.       Competitive Environment and Foreign Imports....................................................16
         B.       Greige Fabrics Division Discontinued...........................................................16
         C.       Tender Offer for Outstanding CMI Notes.........................................................17
         D.       Involuntary Bankruptcy Case Filed by Noteholders...............................................18
         E.       Involuntary Bankruptcy Case Filed by Certain Beneficiaries of Supplemental Executive
                  Retirement Plan................................................................................18
VI.      THE CHAPTER 11 REORGANIZATION CASE......................................................................19
         A.       Continuation of Business and Stay of Litigation................................................19
         B.       Significant Parties............................................................................19
                  1.     Advisors to CMI.........................................................................20
                  2.     The Committee and Its Advisors..........................................................20
         C.       Significant "First Day" Bankruptcy Court Orders................................................20
                  1.     Payment of Elastics' Prepetition Obligations............................................20
                  2.     Potential Sale of Elastics and Auction Procedures.......................................20
                  3.     Deadline for Filing Claims..............................................................21
                  4.     DIP Financing...........................................................................21
                  5.     Employee Obligations....................................................................21
                  6.     Management Retention....................................................................21
         D.       Debtor in Possession Financing.................................................................21
         E.       Disposition of Unexpired Leases and Executory Contracts........................................22
         F.       Management Retention Agreements................................................................23
                  1.     Mr. Gorga's Management Retention Agreement..............................................23
                  2.     Mr. Ovenden's Management Retention Agreement............................................23
                  3.     Mr. Robbins' Management Retention Agreement.............................................24
                  4.     Mr. Boyd's Management Retention Agreement...............................................24

                  5.     Mr. Berlin's Management Retention Agreement.............................................25
         G.       Schedules of Assets and Liabilities, Filing Deadline Order, Claims Procedure Order.............25
                  1.     Schedule of Assets and Liabilities......................................................25
                  2.     Filing Deadline.........................................................................25
         H.       Other Legal Proceedings:  Chatham State Court Action...........................................25
         I.       Preference Analysis and Other Avoidance Actions................................................26
         J.       Negotiation of the Plan........................................................................26
VII.     SUMMARY OF PLAN OF REORGANIZATION.......................................................................26
         A.       Securities Issued Under the Plan...............................................................27
                  1.     Debt Instruments to be Issued Pursuant to the Plan:  Plan Notes.........................27
                  2.     New CMI Common Stock....................................................................27
         B.       General Description of Classification and Treatment of Claims and Interests....................28
                  1.     Treatment of Administrative Claims and Tax Claims.......................................28
                  2.     Classification of Claims and Equity Interests...........................................28
                  3.     Treatment of Claims and Equity Interests................................................29
         C.       Means for Implementation of the Plan...........................................................30
                  1.     Reorganized CMI.........................................................................30
                  2.     Elastics Auction........................................................................31
                  3.     Operations of the Debtors Between Confirmation and the Effective Date...................32
                  4.     Modification of the Plan................................................................32
                  5.     Effectuating Documents; Further Transactions............................................32
                  6.     Substantial Consummation................................................................32
                  7.     Preservation of Certain Causes of Action and Defenses...................................32
                  8.     Cancellation of Instruments and Agreements..............................................32
         D.       Distributions Under the Plan...................................................................33
                  1.     Timing of Distributions.................................................................33
                  2.     Delivery Of Distributions...............................................................33
                  3.     Manner of Cash Payments Under the Plan..................................................33
                  4.     Time Bar to Cash Payments by Check......................................................33
                  5.     Estimation of Claims....................................................................34
                  6.     Distributions After Effective Date......................................................34
                  7.     Distributions Under Twenty-Five Dollars.................................................34
                  8.     Fractional Shares.......................................................................34
                  9.     Fractional Cents........................................................................34
                  10.    Interest On Claims......................................................................35
                  11.    No Distribution in Excess of Allowed Amount of Claim....................................35
                  12.    Setoff And Recoupment...................................................................35
                  13.    Payment Of Taxes On Distributions Received Pursuant to the Plan.........................35
                  14.    Surrender and Cancellation of Instruments...............................................36
                  15.    Procedures For Treating Disputed Claims Under The Plan..................................36
         E.       Conditions Precedent to Confirmation and Occurrence of Effective Date..........................37
                  1.     Waiver of Conditions....................................................................37
                  2.     Conditions Precedent to the Confirmation of the Plan....................................37
                  3.     Conditions to the Effective Date of the Plan............................................37
                  4.     Effect of Failure or Absence of Waiver of Conditions Precedent to the Effective Date
                         of the Plan.............................................................................38
         F.       Effects of Plan Confirmation...................................................................38

                  1.     Debtors' Authority......................................................................38
                  2.     Vesting and Liens.......................................................................38
                  3.     Discharge of Debtors....................................................................38
VIII.    CERTAIN FACTORS TO BE CONSIDERED........................................................................40
         A.       General Considerations.........................................................................40
         B.       Settlements Embodied in the Plan...............................................................40
         C.       Certain Bankruptcy Considerations..............................................................40
                  1.     Risk of Liquidation.....................................................................40
                  2.     Risk of Non-Confirmation of the Plan; Feasibility.......................................41
                  3.     Non-Consensual Confirmation.............................................................41
         D.       Factors Affecting the Value of New CMI Common Stock or Holdings Stock to be Issued Under
                  the Plan...................................................................................... 41
                  1.     Competitive Conditions..................................................................41
                  2.     Leverage; Ability to Service Indebtedness...............................................41
                  3.     Restrictions Imposed By Indebtedness....................................................42
                  4.     Dividend Policies.......................................................................42
         E.       Inherent Uncertainty Of Financial Projections..................................................42
IX.      RESALE OF SECURITIES RECEIVED UNDER PLAN................................................................43
X.       VOTING REQUIREMENTS.....................................................................................43
         A.       Voting Deadline................................................................................44
         B.       Holders of Claims Entitled to Vote.............................................................44
         C.       Vote Required for Acceptance by a Class........................................................45
         D.       Voting Procedures..............................................................................46
                  1.     Ballots.................................................................................46
                  2.     Withdrawal or Change of Votes on the Plan...............................................46
                  3.     Voting Multiple Claims..................................................................47
XI.      CONFIRMATION OF THE PLAN................................................................................47
         A.       Confirmation Hearing...........................................................................47
         B.       Deadline to Object to Confirmation.............................................................47
         C.       Requirements for Confirmation of the Plan......................................................48
                  1.     Requirements of Section 1129(a) of the Bankruptcy Code..................................48
                  2.     Best Interests of Creditors.............................................................50
                  3.     Feasibility.............................................................................51
                  4.     Requirements of Section 1129(b) of the Bankruptcy Code..................................52
XII.     ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN...............................................53
         A.       Liquidation Under Chapter 7....................................................................53
         B.       Alternative Plan of Reorganization or Liquidation..............................................54
XIII.    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS...............................................................54
         A.       Consequences to Reorganized CMI................................................................55
                  1.     Cancellation of Indebtedness............................................................55
                  2.     Limitation on Net Operating Losses......................................................56
                  3.     Alternative Minimum Tax.................................................................57
         B.       Consequences to Holders of Claims and Existing CMI Stock.......................................57
                  1.     Holders of Claims.......................................................................57
                  2.     Holders of Existing CMI Stock...........................................................57
                  3.     Backup Withholding......................................................................57
XIV.     CONCLUSION AND RECOMMENDATION...........................................................................57

                                TABLE OF EXHIBITS


EXHIBIT A        The Plan

EXHIBIT B        Projections  [TO BE PROVIDED]

EXHIBIT C        Liquidation Analysis  [TO BE PROVIDED]

EXHIBIT D-1      Form of Plan Notes  [TO BE PROVIDED]

EXHIBIT D-2      Indenture Governing Plan Notes  [TO BE PROVIDED]

                TABLE OF DEFINED TERMS

Auction Procedures Order...........................21
Avoidance Actions..................................26
Ballot Agent.......................................43
Bankruptcy Code.....................................1
Bankruptcy Court....................................1
Bar Date...........................................21
Bar Date Order.....................................21
Chapter 11 Cases....................................1
Chatham Division....................................9
Chatham Executive Plan.............................18
Chatham Fabrics.....................................1
Chatham Participants...............................18
Chatham Petition...................................19
Chatham State Court Action.........................25
CHC.................................................1
CLC.................................................1
CMI.................................................1
CMI Indenture......................................13
CMI Notes...........................................1
CMI Trust...........................................5
COD................................................55
Credit Facility....................................13
CRPI................................................1
Debtor..............................................1
Debtors.............................................1
DIP Facility.......................................13
DIP Lender.........................................13
Disclosure Statement Approval Date..................2
Disclosure Statement Approval Order.................2
Elastic Fabric Business.............................1
Elastics............................................1
Elastics Claim Order...............................20
Elastics Sale Decision..............................6
Existing CMI Stock.................................12
Holdings............................................5
Interface..........................................12
Management Retention Agreements....................21
McNair.............................................20
MFA................................................16
ML & Co.............................................4
ML Capital Partners.................................4
Murphy.............................................20
New CMI Common Stock...............................27
NOLs...............................................55
Noteholder Committee................................1
Noteholder Petition................................18
Notice of the Confirmation Hearing..................3
Offering...........................................13
Petition Date.......................................1
Petitioners........................................18
Plan................................................1
SAB................................................20
Sale Motion........................................21
Saul...............................................20
Schedules..........................................25
SEC...............................................vii
Structuring Election................................5
SunTrust............................................6
Tender Offer.......................................17
TIN................................................57


Capitalized terms not otherwise defined in this Disclosure Statement have the meanings ascribed to them in the Plan. A term used but not defined in this Disclosure Statement or the Plan has the meaning given it in the Bankruptcy Code and/or the Federal Rules of Bankruptcy Procedure. Each definition in the Disclosure Statement and in the Plan includes both the singular and the plural, and references in the Disclosure Statement include the masculine, feminine and neutral genders where appropriate.

                                   DISCLAIMER

         NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

         YOU ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT (INCLUDING ALL EXHIBITS) AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT, INCLUDING THE EXECUTIVE SUMMARY, ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, THE EXHIBITS ANNEXED TO THE PLAN, AND THE OTHER EXHIBITS TO THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF. YOU SHOULD READ CAREFULLY AND CONSIDER FULLY THE "RISK FACTORS" SECTION HEREOF BEFORE VOTING FOR OR AGAINST THE PLAN. SEE SECTION VIII., "CERTAIN FACTORS TO BE CONSIDERED."

         THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NONBANKRUPTCY LAW. PERSONS OR ENTITIES TRADING IN, OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING SECURITIES OF THE DEBTORS OR HOLDINGS SHOULD NOT RELY UPON THIS DISCLOSURE STATEMENT FOR SUCH PURPOSES AND SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

         THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

         FURTHER INFORMATION REGARDING CMI INDUSTRIES, INC. AND ITS BUSINESS, OPERATIONS AND MATERIAL EVENTS IS AVAILABLE IN PUBLIC FILINGS SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION. IF YOU WISH TO OBTAIN COPIES OF SUCH FILINGS, AT YOUR OWN EXPENSE, UNLESS OTHERWISE SPECIFICALLY REQUIRED BY BANKRUPTCY RULE 3017(d), PLEASE SEND A WRITTEN REQUEST FOR ANY SPECIFIC DOCUMENT(S) TO: MCNAIR LAW FIRM, P.A., 1301 GERVAIS STREET, SUITE 1700, COLUMBIA, SOUTH CAROLINA 29201, ATTN: MICHAEL M. BEAL, ESQ., FACSIMILE NO. (803) 376-2277.

         AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT, LIABILITY, STIPULATION, OR WAIVER.

         THIS DISCLOSURE STATEMENT SUMMARIZES CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN, EVENTS IN THE CHAPTER 11 CASES, AND FINANCIAL INFORMATION. ALTHOUGH THE DEBTORS BELIEVE THAT THE PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF THE PLAN, SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY CMI'S MANAGEMENT, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. CMI BELIEVES THAT THE INFORMATION CONTAINED HEREIN IS CORRECT, BUT IS UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT INACCURACY OR OMISSION. THE DEBTORS ARE SOLELY RESPONSIBLE FOR ALL STATEMENTS IN THE DISCLOSURE STATEMENT.

         THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. THE DESCRIPTIONS SET FORTH HEREIN OF THE ACTIONS, CONCLUSIONS, OR RECOMMENDATIONS OF ANY PARTY IN INTEREST HAVE BEEN SUBMITTED TO OR APPROVED BY SUCH PARTY, BUT NO SUCH PARTY MAKES ANY REPRESENTATION REGARDING SUCH DESCRIPTIONS.

         THIS DISCLOSURE STATEMENT SHALL NOT BE CONSTRUED TO BE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, THE DEBTORS. YOU SHOULD CONSULT YOUR OWN COUNSEL OR TAX ADVISOR AS TO ANY QUESTIONS OR CONCERNS RESPECTING TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIZATION ON HOLDERS OF CLAIMS OR EQUITY INTERESTS.

                      DISCLOSURE STATEMENT WITH RESPECT TO
                   REORGANIZATION PLAN OF CMI INDUSTRIES, INC.
                          AND ITS AFFILIATED DEBTORS (1)

I.       INTRODUCTION.

         CMI Industries, Inc., a Delaware corporation ("CMI"), along with all of its directly and indirectly wholly owned subsidiaries - Chatham Fabrics, LLC ("Chatham Fabrics"), Chatham Real Properties, Inc. ("CRPI"), Chatham Holdings Corporation ("CHC"), Chatham Land Corporation ("CLC"), and Elastic Fabrics of America, LLC ("Elastics"), the debtors and debtors in possession (collectively the "Debtors" and each a "Debtor") - commenced their respective reorganization cases (the "Chapter 11 Cases") by filing voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330 (as amended, the "Bankruptcy Code") on November 26, 2001 (the "Petition Date"), in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

         As part of the Chapter 11 Cases, the Debtors, along with the Informal Committee, have filed their joint plan of reorganization dated November 26, 2001 (the "Plan") with the Bankruptcy Court, which is attached hereto as Exhibit A. The Plan sets forth how Claims against and Equity Interests in the Debtors will be treated upon the emergence of the Debtors from Chapter 11. Neither CMI, any of the other Debtors, nor the Informal Committee has filed any other plan of reorganization in connection with the Chapter 11 Cases.

         The Plan is the result of extensive negotiations with an informal committee of holders of CMI's 9 1/2% Senior Subordinated Notes due 2003 (the "CMI Notes" and the "Informal Committee") and is intended to maximize value for all parties in interest by affording the Debtors an opportunity to both reorganize around the historically profitable business operated by Elastics (the "Elastic Fabric Business") as well as efficiently liquidate those assets associated with the Debtors' unprofitable businesses.

         The Proponents hereby submit to you this Disclosure Statement, pursuant to section 1125(b) of the Bankruptcy Code, for use in the solicitation of votes on the Plan. This Disclosure Statement describes certain aspects of:

         -        the Plan,

         -        CMI's current business operations,

         -        CMI's pre-bankruptcy history,

         - significant events that have occurred to date during the Chapter 11 Cases,

         - anticipated operations and capital structure of reorganized CMI after confirmation of the Plan and emergence from Chapter 11,

         -        alternatives to the Plan,

---------------

(1) Headings are for convenience of reference and will not affect the meaning or interpretation of the Disclosure Statement.

         -        effects of confirmation of the Plan,

         -        how Distributions will be made under the Plan, and

         - procedures that holders of impaired Claims and Equity Interests must follow for their votes to be counted in the confirmation process.

         FOR A DESCRIPTION OF THE PLAN AND VARIOUS RISK AND OTHER FACTORS PERTAINING TO THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS OR EQUITY INTERESTS, PLEASE SEE SECTION VII., "SUMMARY OF PLAN OF REORGANIZATION" AND SECTION VIII., "CERTAIN FACTORS TO BE CONSIDERED."

         THE PLAN HAS THE SUPPORT OF THE INFORMAL COMMITTEE.

         IN THE VIEW OF THE PROPONENTS, THE TREATMENT OF HOLDERS OF ALL CLAIMS AND EQUITY INTERESTS UNDER THE PLAN CONTEMPLATES GREATER RECOVERY FOR SUCH HOLDERS THAN WOULD BE AVAILABLE IN LIQUIDATION. ACCORDINGLY, THE PROPONENTS BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF HOLDERS OF CLAIMS AND EQUITY INTERESTS AND, THUS, RECOMMENDS THAT ALL HOLDERS OF IMPAIRED CLAIMS AND EQUITY INTERESTS THAT ARE ENTITLED TO CAST BALLOTS VOTE TO ACCEPT THE PLAN.

         A.       NOTICE TO HOLDERS OF CLAIMS AND EQUITY INTERESTS.

         This Disclosure Statement is being transmitted to holders of impaired Claims and Equity Interests who will receive Distributions of property under the Plan and thus are entitled to vote to accept or reject the Plan. The primary purpose of this Disclosure Statement is to provide adequate information to enable you, as the holder of an impaired Claim or Equity Interest, to make a reasonably informed decision with respect to the Plan prior to exercising your right to vote to accept or reject the Plan.

         On ________________, 2001, the Bankruptcy Court entered an order approving this Disclosure Statement as containing information of a kind and in sufficient detail adequate to enable impaired Claims and Equity Interests to make an informed judgment about the Plan (the "Disclosure Statement Approval Date" and the "Disclosure Statement Approval Order"). THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT CONSTITUTES NEITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN NOR AN ENDORSEMENT OF THE PLAN BY THE BANKRUPTCY COURT.

         EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN AND IN THE EXHIBITS HERETO HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

         Under Chapter 11 of the Bankruptcy Code, only holders of Claims or Equity Interests that are "impaired" and are to receive a Distribution under the Plan are entitled to vote to accept or reject the Plan. To be confirmed, the Plan must be accepted by the holders of certain classes of Claims and Equity Interests and the Plan must be confirmed by the Bankruptcy Court. For a discussion of these matters, see Section X., "Voting Requirements" and Section XI., "Confirmation of the Plan."

         The Debtors are seeking acceptances of the Plan from holders of Claims and Equity Interests in Classes 3A-E - CMI, Chatham Fabrics, CRPI, CHC and CLC Other Secured Claims; Classes 4A-E - CMI, Chatham Fabrics, CRPI, CHC and CLC Unsecured Claims and Classes 5A and 5F - CMI and Elastics Equity Interests. The Claims and Equity Interest in Classes 1A-F - Priority Claims; Classes 2A-F - Bank Secured Claims; Class 3F - Elastics Other Secured Claims; Class 4F - Elastics Unsecured Claims; and Classes 5B-E - Chatham Fabrics, CRPI, CHC and CLC Equity Interests are unimpaired, and the holders of such Claims & Equity Interests are conclusively presumed under the Bankruptcy Code to have accepted the Plan. For a description of the Classes of Claims and Equity Interests and their treatment under the Plan, see Section VII.B., "General Description of Classification and Treatment of Claims and Equity Interests."

         Each holder of a Claim or Equity Interest entitled to vote should read this Disclosure Statement, the Plan, the [DISCLOSURE STATEMENT APPROVAL ORDER, THE NOTICE OF CONFIRMATION HEARING,] the Voting Procedures Order and the instructions accompanying the ballots, in their entirety before voting on the Plan. These documents contain important information concerning how Claims and Equity Interests are classified for voting purposes and how votes will be tabulated.

B.       SOLICITATION PACKAGE.

         Accompanying this Disclosure Statement are copies of:

         - The notice of entry of the [DISCLOSURE STATEMENT APPROVAL ORDER] approving this Disclosure Statement and the Voting Procedures Order, which, among other things, establishes the voting procedures, schedules the Confirmation Hearing and sets the voting deadline and the deadline for objecting to confirmation of the Plan;

         - The notice of, among other things, voting procedures and the dates set for objections to and the hearing on confirmation of the Plan (the "Notice of the Confirmation Hearing");

         - One or more ballots and a return envelope (provided only to holders of Claims and Equity Interests that are entitled to vote on the Plan); and

         -        Letter from the Informal Committee.

         If you hold more than one Claim in a given Class, or if you hold Claims or Equity Interests in more than one Class, a separate ballot must be used for each Claim or Equity Interest that you hold.

         IN ORDER TO BE COUNTED AS VOTES TO ACCEPT OR REJECT THE PLAN, BALLOTS MUST BE PROPERLY FILLED OUT AND RECEIVED BY 4:00 P.M. (PREVAILING EASTERN TIME) ON __________________, 2002, BY THE BALLOT AGENT AS SET FORTH ON THE BALLOT, SEE
SECTION X., "VOTING REQUIREMENTS." Pursuant to the Voting Procedures Order, and notwithstanding Bankruptcy Rule 3018(a), whenever two or more ballots are cast voting the same Claim or Equity Interest prior to the voting deadline, the last ballot received will be deemed to reflect the voter's intent and thus will supersede any prior ballots. Persons wishing to change their votes can do so, if they meet the requirements of Bankruptcy Rule 3018(a), by filing a motion with the Bankruptcy Court with sufficient advance notice so that it can be heard prior to the Confirmation Hearing scheduled for ________________, 2001. ANY SUCH APPLICATION MUST BE FILED AND SERVED ON OR BEFORE ___________________, 2002 AT 4:00 P.M. (PREVAILING EASTERN TIME), IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN DETAIL IN THE VOTING PROCEDURES ORDER.

         If you did not receive a ballot in your package and believe that you should have, please contact the following: McNair Law Firm, P.A., 1301 Gervais Street, Suite 1700, Columbia, South Carolina 29201, ATTN: Michael M. Beal, Esq., Facsimile No. (803) 376-2277.

         If you have questions about the procedures for voting your Claim or Equity Interest, or the package of materials that you received, please contact the Ballot Agent at:



                        [-------------------------------]
                        -------------------------------
                        -------------------------------

         If you have questions about the amount of your Claim, please contact:

                        [------------------------------]

                        -------------------------------
                        -------------------------------
                        -------------------------------

         If you wish to obtain additional copies of the Plan, this Disclosure Statement, the Plan Documents or the exhibits to those documents, at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d), please contact: McNair Law Firm, P.A., 1301 Gervais Street, Suite 1700, Columbia, South Carolina 29201, ATTN: Michael M. Beal, Esq., Facsimile No. (803) 376-2277.

         FOR ADDITIONAL INFORMATION REGARDING THE VOTING PROCESS, SEE SECTION X., "VOTING REQUIREMENTS."

II.      EXECUTIVE SUMMARY

         This Executive Summary is intended solely as a summary of the provisions of the Plan and certain matters related to CMI's business.

A.       INTRODUCTION TO CMI AND THE OTHER DEBTORS

         CMI was formed in 1986 at the direction of Merrill Lynch Capital Partners, Inc. ("ML Capital Partners"), a wholly owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), together with certain members of former management of CMI, for the purpose of acquiring Clinton Mills, Inc., a South Carolina corporation, a predecessor in interest to CMI's former greige fabrics division (See Section III.A., "Historical Activity & Operations"). Affiliates of ML Capital Partners sold all of their shares of common stock owned by them back to CMI in March 2000. CMI is currently owned and controlled by current or former members of management or their affiliates.

         CMI is headquartered in Columbia, South Carolina. CMI, through its only operating subsidiary, Elastics, manufactures a variety of dyed and finished elasticized knit and woven fabrics for use in intimate apparel and foundation garments. Elastics has a significant presence in the stretch fabric activewear market, including swimwear fabrics, and produces fabrics for use in industrial and medical products. The vertically integrated manufacturing operations of Elastics produce warp knit, circular knit and woven fabrics using a variety of spandex, polyester, rayon, nylon, cotton and blends of cotton yarns. Elastics dyes and finishes the majority of its elasticized fabrics as well as lace products manufactured by others. Elastics operates manufacturing facilities in Greensboro, North Carolina and Stuart, Virginia.

         CMI and the Debtors, other than Elastics, each hold various income and non-income producing assets consisting almost entirely of real property, inventory, equipment and accounts receivable, all of which are held for sale.

         B.       THE PLAN OF REORGANIZATION

                  The Plan was filed by and has the support of the Informal Committee.

         The following is a brief summary of certain material provisions of the Plan. For a more detailed description of the terms of the Plan, see Section VII., "Summary of Plan of Reorganization." These descriptions are qualified in their entirety by the provisions of the Plan.

         The Plan embodies the acknowledgement that (i) operations and Assets of the Debtors, other than Elastics, are not profitable, and, therefore, should be liquidated or otherwise disposed of in an orderly process, (ii) value in the Chapter 11 Cases is maximized by ensuring that Elastics continues to operate in the ordinary course of business without interruption or interference (including the ability to make any and all payments, in full and when due, to all of Elastics' suppliers, vendors and other creditors without impairment by the Chapter 11 Cases), (iii) the Debtors' unsecured debt (other than Elastics' unsecured debt) will be significantly restructured and (iv) CMI's, and if the Structuring Election is made, Elastics' equity will be significantly restructured to benefit all holders of Allowed Unsecured Claims.

         The Plan is the product of diligent efforts by the Proponents to formulate a plan which maximizes recoveries and provides for a fair allocation of the value of the Debtors' Assets, consistent with the provisions of the Bankruptcy Code and applicable nonbankruptcy law. Under the Plan, Claims against and Equity Interest in the Debtors are divided into Classes according to their seniority and other criteria. The Proponents believe that each Debtor's respective creditors, to the extent impaired, will receive greater and earlier recoveries under the Plan than under any other available alternative.

         Each of the Debtors shall continue to exist after the Effective Date as separate entities, with all powers accorded under the laws of the State of their respective incorporation or formation and their respective articles of incorporation, bylaws and/or limited liability company agreements. During the course of the Chapter 11 Cases, a decision may be made jointly by the Proponents to (i) establish the "CMI Trust," a grantor trust settled with 100% of the equity in CMI, and (ii) form "Holdings," a new separate Delaware corporation (the "Structuring Election") to hold 100% of the equity in Elastics.

         On the Effective Date, the existing Board of Directors of CMI will be deemed to have resigned. The new board of directors of CMI will be comprised of individuals who have been selected by the Informal Committee not less than ten
(10) days prior to the Confirmation Hearing and who are identified in the New CMI Charter (to be filed, pursuant to the Plan, with the Secretary of the State of Delaware).

         In order to ensure that maximum value is distributed under the Plan, CMI has engaged the services of SunTrust Robinson Humphrey Capital Markets, a division of SunTrust Capital Markets, Inc. ("SunTrust") to assist in determining whether a sale of Elastics (or its assets) is advisable and identifying possible purchasers. In that regard, during the course of the Chapter 11 Cases an auction (the "Elastics Auction") will be conducted in order to "market-test" recoveries under the Plan. If SunTrust locates a bona fide purchaser, and if CMI, in consultation with the Informal Committee, determines that an acceptable bid has been received which would provide creditors of CMI with a greater recovery than the value attributable to the Plan Notes and Equity Interests in Elastics, then Elastics will be sold pursuant to the Plan (the "Elastics Sale Decision") and the proceeds from such sale will be distributed in lieu of the Plan Notes.

         C. SUMMARY OF CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN

         The following table summarizes the classification and treatment of Claims and Equity Interests under the Plan. The classification and treatment for all Claims and Equity Interests are described in more detail in Section VII.B., "General Description of Classification and Treatment of Claims and Interests." This table is only a summary of the classification and treatment of Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Claims and Equity Interests. Accordingly, this summary is qualified in its entirety by reference to the provisions of the Plan, a copy of which is attached as Exhibit A hereto.

         - CLASSES 1A-F - PRIORITY CLAIMS. Each holder of an Allowed Priority Claim shall be unimpaired under the Plan.

         - CLASSES 2A-F - BANK SECURED CLAIMS. Each holder of an Allowed Bank Secured Claim shall be unimpaired under the Plan.

         - CLASSES 3A-E - CMI, CHATHAM FABRICS, CRPI, CHC AND CLC OTHER SECURED CLAIMS. Each holder of an Allowed Other Secured Claim against CMI, Chatham Fabrics, CRPI, CHC or CLC shall receive on the Distribution Date, either (i) a single Cash payment in an amount equal to such holder's Allowed Other Secured Claim,
                  (ii) the Assets securing payment of such Allowed Other Secured Claim, (iii) if such Allowed Other Secured Claim is based on a right of offset or recoupment, the right to implement such right of offset or recoupment, or (iv) such other treatment as may be agreed upon in writing.

         - CLASS 3F - ELASTICS OTHER SECURED CLAIMS. Each holder of an Allowed Other Secured Claim against Elastics shall be unimpaired under the Plan.

         - CLASS 4A - CMI UNSECURED CLAIMS. Each holder of an Allowed Unsecured Claim against CMI shall receive in complete satisfaction of such Claim, a Pro Rata Share of: (i) Available Proceeds from CMI's Non-Avoidance Assets; (ii) 100% of the Available Proceeds from CMI's Avoidance Assets; (iii) $38.375 million, in the aggregate, of Plan Notes; and (iv) 100% of the New CMI Common Stock, or if the Structuring Election is made, 100% of the CMI Trust Interests and the Holdings Stock. However, if the Elastics Sale Decision is made, in lieu of the foregoing Plan Notes, each holder shall receive a Pro Rata Share of the Elastics Sale Proceeds, less an amount of Elastics Sale Proceeds (not to exceed $1.625 million ) to be distributed to holders of Allowed Equity Interests in CMI).

         - CLASSES 4B-E - CHATHAM FABRICS, CRPI, CHC AND CLC UNSECURED CLAIMS. Each holder of an Allowed Unsecured Claim against Chatham Fabrics, CRPI, CHC or CLC shall receive in complete satisfaction of such Claim, its Pro Rata Share of the Available Proceeds from such Debtor's Assets, until such Claims have been paid in full.

         - CLASS 4F - ELASTICS UNSECURED CLAIMS. Each holder of an Allowed Unsecured Claim against Elastics shall be unimpaired under the Plan.

         - CLASS 5A - CMI EQUITY INTERESTS. Each holder of an Allowed Equity Interest in CMI shall receive a Pro Rata Share of (i) $1.625 million, in the aggregate, of the Plan Notes; provided, that if the Elastics Sale Decision is made, in lieu of the foregoing Plan Notes, each holder shall receive a Pro Rata Share of an amount of Elastics Sale Proceeds (not to exceed $1.625 million); and (ii) a Pro Rata Share equal to 25% of the Available Proceeds from CMI's Non-Avoidance Assets that exceeds $10 million.

         - CLASSES 5B-E - CHATHAM FABRICS, CRPI, CHC AND CLC EQUITY INTERESTS. All Allowed Equity Interests in Chatham Fabrics, CRPI, CHC or CLC shall be unimpaired under the Plan.

         - CLASS 5F - ELASTICS EQUITY INTERESTS. Subject to the Elastics Sale Decision, the Allowed Equity Interests in Elastics shall be retained by CMI, unless the Structuring Election is made, in which case, the Equity Interests in Elastics shall be cancelled and annulled.

                  D.       THE CONFIRMATION HEARING

         The hearing to determine whether to confirm the Plan has been scheduled for [_________], 2002, at __:__ -.m. (prevailing Eastern Time) before the Honorable ________________, United States Bankruptcy Judge, United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, Delaware 19801. At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements for confirmation of the Plan under the Bankruptcy Code have been satisfied and, if appropriate, will enter an order confirming the Plan. See Section X., "Voting Requirements" and Section XI., "Confirmation of the Plan." Both confirmation and consummation of the Plan are subject to certain conditions, which may be waived by the Proponents in their joint discretion. See
Section VII.E., "Conditions Precedent to Confirmation and Occurrence of Effective Date."

         E. FEASIBILITY OF THE PLAN

         Among other things, the Bankruptcy Code requires that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. See Section XI.C., "Requirements for Confirmation of the Plan." The Proponents believe that reorganized CMI will be able to perform its obligations under the Plan and continue to operate its business without further financial reorganization or liquidation. To support its belief in the Plan's feasibility, CMI has prepared detailed projections for reorganized CMI, attached hereto as Exhibit B, which forecast the financial performance of reorganized CMI through December 31, 2003 in the event the Plan is confirmed by the Bankruptcy Court and becomes effective. These projections are based on the current business plan for reorganized CMI, assume that Elastics is not sold pursuant to the Elastics Auction and evidence that the Debtors will have the ability to meet all of their obligations under the Plan without the need for further financial reorganization. Nevertheless, although the Proponents believe that the Plan meets the requirements for confirmation, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Further, if the Plan is not confirmed and consummated, there can be no assurance that the Chapter 11 Cases will continue rather than be converted to Chapter 7 liquidation cases, or that any alternative plan of reorganization would be on terms as favorable to holders of Claims and Equity Interests as the terms of the Plan.

         ALL CREDITORS ARE ADVISED AND ENCOURAGED TO REVIEW THE PROJECTIONS SET FORTH IN EXHIBIT B IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. See Section VII.C., "Means for Implementation of the Plan."

         F.       BEST INTERESTS OF CREDITORS

         With respect to each impaired class of Claims and Equity Interests, confirmation of the Plan requires that each holder of an Allowed Claim or Equity Interest either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtor was liquidated under Chapter 7 of the Bankruptcy Code. See Section XI.C., "Requirements for Confirmation of the Plan." Set forth in Exhibit C hereto, CMI has developed an analysis that assumes that the Plan is not confirmed by the Bankruptcy Court, the Chapter 11 Cases are converted to Chapter 7 cases, and each Debtors' assets are liquidated under the direction of a Bankruptcy Court-appointed trustee. As described at Exhibit C, each party in interest in these Chapter 11 Cases will receive or retain property under the Plan having a value that exceeds the value such party would receive if the Debtors were liquidated pursuant to Chapter 7 of the Bankruptcy Code. THE LIQUIDATION VALUATIONS HAVE BEEN PREPARED SOLELY FOR USE IN THIS DISCLOSURE STATEMENT AND DO NOT REPRESENT VALUES THAT ARE APPROPRIATE FOR ANY OTHER PURPOSE. NOTHING CONTAINED IN THIS ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION BY OR ADMISSION OF THE DEBTORS FOR ANY PURPOSE. See Section VIII.C., "Certain Bankruptcy Considerations."

III.     CMI, EFA AND THE OTHER DEBTORS

         A.       HISTORICAL ACTIVITY AND OPERATIONS.

         In 1992, CMI began implementing a strategic plan with the primary goal of becoming the lowest cost domestic provider of greige (unfinished) fabrics while achieving greater product diversification through acquisitions. An important element of this new business strategy included the acquisition of certain strategic companies in order to reduce CMI's reliance upon sales of greige fabrics.

         In keeping with its strategic plan, in February 1992, CMI acquired the assets of Chatham Manufacturing Company. In addition to increased product diversification, the Chatham acquisition provided CMI with access to markets with greater barriers to entry than the greige fabrics markets and was operated by CMI as a separate division (the "Chatham Division"). The Chatham Division of CMI manufactured fabrics to be sold to the automotive industry, residential and contract furniture upholstery industries, as well as consumer products such as blankets, mattress pads and heated pads. Most of the Chatham Division's products were not sensitive to imports, and in many instances, provided CMI with export opportunities.

         In conjunction with the Chatham Manufacturing acquisition, CMI issued the CMI Notes in October 1993. The proceeds of the CMI Notes were used to refinance an aggregate of $118.7 million of outstanding debt consisting of existing debt and the debt assumed by CMI in acquiring Chatham Manufacturing.

         Continuing with its acquisition strategy, in May 1994, CMI acquired a manufacturing facility in Clarkesville, Georgia which expanded CMI's products to include greige fabrics of 100% synthetic yarns for use in the contract home furnishings and specialty markets. Because the fabrics produced at Clarkesville were less commodity-oriented, they were more capable of consistently producing higher margins. Despite the acquisition of the Clarkesville plant, a majority of CMI's Greige Fabrics Division production was still commodity oriented - light to midweight greige fabrics, including printcloths, broadcloths, twills and other fabrics of 100% cotton and blends of polyester and cotton. These commodity greige fabrics were more sensitive to general supply and demand levels, the strength of the U.S. dollar and the availability of imported fabrics. As the economy in general continued to strengthen throughout the 1990s and the phasing out of import quotas began to be implemented, a general oversupply of domestically produced greige fabrics developed. Consequently, market conditions for many of CMI's greige fabrics were negatively affected by excess capacity and deteriorating selling prices for most years since 1993.

         CMI acquired the assets and operations of the former United Elastic Corporation in January 1995. The United Elastic acquisition allowed CMI to further diversify its product offerings to include narrow woven elastics and to provide its existing customer base with more value-added products and services.

         Throughout the 1990's, CMI continued to upgrade its manufacturing capacity of all of its businesses by investing in new equipment that was both more efficient and capable of producing better quality fabrics. Despite these investments and achieving greater product diversification through acquisitions, CMI's financial performance deteriorated throughout the 1990's along with its asset utilization rates and customer service levels.

         In the second quarter of 1999, CMI approved a plan to pursue restructuring initiatives related to its Greige Fabrics Division. These initiatives were focused on discontinuing certain weaving and yarn manufacturing operations which, when coupled with certain yarn outsourcing strategies, reduced CMI's operating costs, downsized its fabric formation capacity to levels more in line with market demand, and conserved capital for other equipment modernization projects. In conjunction with these efforts, CMI consolidated certain manufacturing operations and divested idle equipment and related inventories. These consolidation initiatives were completed by December 1999 and the disposition of related assets was completed in 2000. The restructuring initiatives also included the termination and retirement of over 200 associates in 1999.

         In 2000, CMI evaluated various alternatives to realign its operations in an effort to improve the operating margins of its Greige Fabrics Division going forward. CMI developed a plan to consolidate capacity and reduce overhead costs by permanently closing two greige fabric manufacturing facilities and consolidating certain technologies to one of its remaining operations. CMI believed that by downsizing its productive capacity to levels more in line with market demand, and by consolidating its most productive technologies, it would allow its remaining greige business to compete more cost effectively in the current market environment.

         Unfortunately these strategies were short lived due to continuing competition from textile imports and significant financial losses in its Greige Fabrics Division. CMI announced in May 2001 that it would no longer produce greige fabrics and would close its remaining greige fabrics operations given the continuing deterioration in the domestic textile industry. CMI was unable to justify the continued operation of its greige fabrics operations with the current level of sales.

         Despite the restructuring initiatives commenced with regard to the Greige Fabrics Division, in 2000, CMI also determined that it could no longer commit the necessary capital to support the growth opportunities of its Chatham Division while combating the negative market issues associated with its Greige Fabrics Division and concluded that it should divest its Chatham Division. On May 1, 2000, CMI completed the sale of the furniture fabrics assets of the Chatham Division to Interface Fabrics Group, Inc. for a purchase price of $25.6 million in cash. On October 26, 2000, CMI completed the sale of the automotive fabrics assets of the Chatham Division to Borgstena Textile North America, Inc., a wholly owned subsidiary of AB Borgstena Textile located in Borgstena, Sweden, for a purchase price of $19.0 million in cash. Proceeds from the sale of the furniture and automotive fabrics assets were used to reduce CMI's outstanding indebtedness on its Credit Facility (the indebtedness of which had increased, in part, due to CMI's purchase of its shares of common stock held by ML Capital Partners and approximately $50 million in face amount of CMI Notes). On January 5, 2001, CMI completed the sale of the consumer products assets of the Chatham Division to WestPoint Stevens Inc. for a purchase price of $8.4 million.

         B. REAL PROPERTY, PLANT AND OFFICE SPACE The following table sets forth certain information relating to CMI's principal facilities. All of these facilities are owned by the Debtors, except for the New York sales office and the Columbia, South Carolina executive office. CMI's New York sales office is leased for a term expiring in 2005. The Columbia executive office lease expires upon sixty (60) days notice of termination.


                  LOCATION                        SQUARE FOOTAGE                       USE
                  --------                        --------------                       ---
Former Greige Fabrics Division
------------------------------
Vance Facility No. 1                                  263,000           Manufacturing (191,000 sq. ft)
Clinton, South Carolina                                                 Warehouse and Office (72,000 sq. ft)

Vance Facility No. 2                                  544,900           Manufacturing (303,900 sq. ft.)
Clinton, South Carolina                                                 Warehouse and Office (241,000 sq.

                  LOCATION                        SQUARE FOOTAGE                       USE
                  --------                        --------------                       ---
                                                                        ft.)

Bailey Facility                                       277,200           Manufacturing (224,100 sq. ft.)
Clinton, South Carolina                                                 Warehouse and Office (53,100 sq. ft.)

Office Facility                                       37,700            Office
Clinton, South Carolina

Clarkesville, Georgia Facility                        268,800           Manufacturing (170,100 sq. ft.)
                                                                        Warehouse and Office (98,700 sq. ft.)

Elastic Fabrics Business
------------------------
Greensboro Facility                                   175,300           Manufacturing (138,800 sq. ft.)
Greensboro, North Carolina                                              Warehouse and Office (36,500 sq. ft.)

Stuart Facility                                       415,340           Manufacturing (328,900 sq. ft.)
Stuart, Virginia                                                        Warehouse and office (86,440 sq. ft.)

Former Chatham Division
-----------------------
Fiberwoven Plant                                        [ ]             Manufacturing
in Elkin, N.C.

Circular Knit Plant                                     [ ]             Manufacturing
Elkin, N.C.

Klondike Farm                                                           Approximately 324 acre retreat with log
Surry and Wilkes Counties, N.C.                                         cabin lodge and related facilities,

Waste Water Treatment Facility Elkin, N.C.                              Approximately 11.402 acre treatment facility

"Fly Ash Pits" &  the "Finger"                                          Approximately 9.51 acres of real property on
Elkin, N.C.                                                             which residue from coal boilers had been
                                                                        stored

Other
-----
CMI Sales Office                                      16,332                               Office
New York, New York

CMI Executive Office                                   9,330                               Office
Columbia, South Carolina

         Other than the office facility located in Clinton, South Carolina, all of the facility locations of the former Greige Fabrics Division are idle and have been closed and are listed for sale.

         With respect to the property of the former Chatham Division: (i) the Fiberwoven Plant has been leased to the purchaser of the Chatham consumer products business, WestPoint Stevens, Inc., through January 5, 2006, (ii) the Circular Knit Plant has been leased to the purchaser of the Chatham automotive fabrics business, Borgstena Textile North America, Inc., through November 26, 2001, (iii) the Klondike Farm has been leased to the purchaser of the Chatham furniture fabrics business, Interface Fabrics Group, Inc. ("Interface"), through May 1, 2003 and (iv) the Waste Water Treatment Facility, which is necessary to Interface's operation of the Chatham furniture fabrics business, is the subject of Interface's contractual obligations to (a) spend at least $1 million improving the facility; (b) assume all environmental liabilities; and (c) acquire title to the facility (for $1) by May 1, 2002.

         The facilities of Elastics located in Greensboro, North Carolina and Stuart, Virginia will continue to be held by Elastics.

         The offices of CMI located in Columbia, South Carolina are leased and the lease will be terminated upon or shortly after consummation of the Plan.

         C.       CMI'S CURRENT EQUITY AND DEBT STRUCTURE.

                  1. Equity of CMI. As of the date hereof, CMI has outstanding 595,031 shares of its $1.00 par value per share common stock ("Existing CMI Stock"). The following are the stockholders known by CMI to be the beneficial owners of more than 5% of the Existing CMI:

                  Name                                  Number of Shares        Percentage Ownership
                  ----                                  ----------------        --------------------
                  Steve F. Warren(1)                          120,000                   20.2%
                  G. Thaddeus Williams                         97,000                   16.3%
                  Joseph L. Gorga(2)                           87,500                   12.9%
                  James A. Ovenden(3)                          62,500                    9.7%
                  Russell G. Vance                             46,650                    7.8%
                  J. R. Swetenburg(4)                          40,002                    6.7%
                  Carolina First Bank, Trustee                126,698                   21.3%

         (1) Includes 60,000 shares of Common Stock held by a limited partnership in which Mr. Warren is a general partner.

         (2) Includes 82,500 shares of Common Stock issuable upon exercise of currently exercisable options.

         (3) Includes 52,500 shares of Common Stock issuable upon exercise of currently exercisable options.

         (4) Does not include 79,998 shares of Common Stock held by a trust for the benefit for Mr. Swetenburg's children.

         2.       Debt of CMI.

                  (a) THE CMI NOTES. In October 1993, CMI consummated an underwritten public offering (the "Offering") of $125 million principal amount of 9 1/2 % Senior Subordinated CMI Notes due 2003. The CMI Notes are general unsecured obligations of CMI. The net proceeds of the Offering, together with CMI's then other borrowing facilities, were used to refinance $118.7 million of outstanding debt. The terms of the CMI Notes and the indenture pursuant to which the CMI Notes were issued (the "CMI Indenture") require semi-annual interest payments on the CMI Notes in April and October of each year. The CMI Notes are redeemable at the option of CMI at a redemption price of 100% of the principal amount plus accrued interest.

         During 2000, CMI used extensions of credit under the Credit Facility and part of the proceeds from the sale of the Chatham Division (See Section III.A., "Historical Activity and Operations") to retire $49.675 million, face value, of the outstanding Notes through open-market purchases at prices below face value. As of the date hereof, the outstanding principal balance of the CMI Notes is approximately $75.325 million, plus accrued interest of less than $1.0 million.

                  (b) CREDIT FACILITY. In 1999, CMI entered into a $45 million secured revolving credit facility (the "Credit Facility"). In July 2001, CMI and the lenders amended the Credit Facility to, among other things, provide for the waiver of certain defaults and the issuance by Elastics of a secured limited guaranty of the Credit Facility. In connection with the July 2001 amendment CMI had sufficient borrowing availability to make the interest payment due April 1, 2001 to the holders of the CMI Notes. The Credit Facility currently provides for revolving credit of up to $22.0 million, including a letter of credit facility of up to $5.0 million. The borrowings under the Credit Facility are secured by certain inventories, all receivables, certain real property and certain intangibles. As of the date hereof, although there is no outstanding amount due under the Credit Facility, approximately $3 million in pre-petition letters of credit remain outstanding. These letters of credit are each collateralized by cash of CMI in excess of the maximum exposure under each such letter of credit. In conjunction with the DIP Facility, CMI agreed to no further borrowings under the Credit Facility.

                  (c) DIP FACILITY. On ____________, 2001, CMI and Elastics entered into a $10,000,000 debtor in possession secured financing facility (the "DIP Facility") with Fleet Capital Corporation (the "DIP Lender"). The DIP Facility, along with cash generated by liquidation of the Estates and cash generated from Elastics' operations, provides the Debtors with the cash resources necessary to carry out the Chapter 11 Cases in accordance with the Plan and Elastics with necessary operating and capital cash requirements. The DIP Facility is secured by liens in and upon substantially all of the Assets of CMI and Elastics.

         D.       CURRENT PRODUCTS:  ELASTIC FABRICS.

         With the decision in 2001 to completely discontinue the Greige Fabrics Division, CMI's only operations remain in its historically profitable and wholly owned subsidiary, Elastics. Elastics manufactures a variety of dyed and finished elasticized knit and woven fabrics for use in intimate apparel and foundation garments. It also has a significant presence in the stretch fabric activewear market, including swimwear fabrics, and produces fabrics for use in industrial and medical products. The vertically integrated manufacturing operations produce warp knit, circular knit and woven fabrics using a variety of spandex, polyester, rayon, nylon, cotton and blends of cotton yarns. The division dyes and finishes the majority of its elasticized fabrics as well as lace products manufactured by others.

         Manufacturing warp knit, circular knit and woven fabrics with elastomeric fibers is a more difficult and complicated process than that required for other fabrics. Customers who purchase elasticized fabrics typically require that the fabrics meet precise specifications related to physical characteristics, shades, shrinkage and the like. Several types of warp knitting machines are used to manufacture and produce the elasticized fabrics. These machines are versatile, with the capability of knitting fabrics up to 150 inches in width, in many different styles and at high speeds and low defect levels. For circular knitting, Elastics uses both single and double knit machines, some of which have mini-jacquard capability.

         Several types of looms are used to weave the elasticized fabrics. These looms are versatile with the capability of weaving high quality narrow elastic fabric up to twelve inches in width. Certain looms have jacquard capabilities, and can weave logo designs into the fabric.

         Various dyeing and finishing technologies are utilized for the elasticized fabrics which allow Elastics to dye and finish its fabrics on-site to achieve consistent specifications and color matching for its products. The processes used depend upon the type and style of fabrics being produced. Elastics scours and dyes most of its fabric in either pressurized or non-pressurized dyeing vessels. Fabrics of regular warp construction are normally steamed in preparation for other finishing processes. Fabrics are sent through finishing frames that stretch and set the fabric at a desired width. Computerized color matching equipment enables Elastics to meet the stringent requirements of the markets it serves. For certain fabrics and shades, Elastics uses dyed yarn for both knitting and weaving.

         Elastics manufactures its wide elasticized knit fabrics at its plant located in Greensboro, North Carolina, which operates on a 24-hour, five or six-day a week schedule. Elastics manufactures narrow elasticized woven fabrics in Stuart, Virginia, which operates on a 24-hour, five-day a week schedule. Elastics sells its elasticized fabrics through CMI's New York sales office, and marketing professionals located in Greensboro, North Carolina, Stuart, Virginia, Atlanta and Los Angeles.

         The principal raw materials Elastics uses are filament yarns and spun yarns of cotton and man-made fibers. Elastics primarily only uses nylon yarns and elastomeric yarns, including Lycra(R), a spandex elastomeric yarn produced by DuPont (E.I.) de Nemours & Company, in the manufacture of its textile products.

IV.      OFFICERS AND DIRECTORS OF CMI AND THE REORGANIZED CMI

A.       CURRENT DIRECTORS AND EXECUTIVE OFFICERS.

         The following is a summary of the current directors and executive officers of CMI as of this date, including a brief biography of each person.

     Joseph L. Gorga               Director; Chairman, President and Chief Executive Officer

     James A. Ovenden              Director; Chief Financial Officer; Executive Vice President
                                     and Secretary

     James F. Robbins              Executive Vice President and President of EFA

     Steve F. Warren               Director

     William R. Davis              Director

     Rupinder S. Sidhu             Director

     J. Richard Swetenburg         Director

         JOSEPH L. GORGA was named Chairman of the Board of Directors, President and Chief Executive Officer and appointed as a director of CMI in November 1995. Prior to 1995, Mr. Gorga joined a predecessor of Elastics as its President in 1991.

         JAMES A. OVENDEN joined CMI in 1987 as Assistant Treasurer and became Treasurer in 1988. He was appointed to the newly-created office of Chief Financial Officer in 1993 and was elected Executive Vice President and Assistant Secretary in 1993. He became a director of CMI in 1990 and has served as Secretary since 1995.

         JAMES F. ROBBINS joined CMI in 1992 as Executive Vice President for Marketing of Elastic Fabrics. In 1996, he was elected Executive Vice President and President in charge of EFA.

         STEVE F. WARREN is a former Executive Vice President of CMI and the former President of the discontinued Greige Fabrics Division. Mr. Warren was elected as a director of CMI in May 2000.

         WILLIAM R. DAVIS was elected as a director of CMI in May 2000. Mr. Davis has been a Senior Vice President of Carolina First Bank, or its predecessors, since 1993. Carolina First Bank is the trustee of trusts holding 126,698 shares of CMI's Common Stock.

         RUPINDER S. SIDHU has served as a director of CMI since 1986. Mr. Sidhu is Managing Director of Arena Capital Partners. He is also President of Merion Capital Partners LLC, a private investment company, a position he has held since 1994. He was a special limited partner of Stonington Partners, Inc., a private investment firm, from 1993 through 1994. He was a member of the Board of Directors of ML Capital Partners, a private investment firm affiliated with ML & Co., from 1987 to February 2000. From 1993 to July 1994, he was a Partner of ML Capital Partners and a Senior Vice President of MLCP from 1987 to 1994. Mr. Sidhu was also a Managing Director of the Investment Banking Division of ML & Co. from 1989 to 1994, a Director of the Investment Banking Division of Merrill Lynch, Pierce, Fenner & Smith Incorporated from 1984 to 1989. Mr. Sidhu is currently a director of Alliance Mortgage Company.

         J. RICHARD SWETENBURG was elected as a director of CMI in May 2000. Mr. Swetenburg previously served in various executive positions for a predecessor of the Greige Division until his retirement in 1990.

         B. POST-CONSUMMATION MANAGERS, DIRECTORS AND EXECUTIVE OFFICERS OF THE DEBTORS.

         Upon the occurrence of the Effective Date, the management, control and operation of the Debtors shall become the general responsibility of their respective manager or board of directors. On the Effective Date, the existing Board of Directors of CMI will be deemed to have resigned. The initial new board of directors of CMI shall be composed of the individuals identified in the New CMI Charter and consist of three (3) directors who have been selected by the Informal Committee. The initial manager of Elastics shall be (i) CMI, if the Structuring Election is not made, or (ii) Holdings, if the Structuring Election is made. The initial manager of Chatham Fabrics shall be CMI. The initial board of directors of each corporate subsidiary Debtor of CMI shall have one member, [JAMES A. OVENDEN].

         Subject to any applicable employment agreements and applicable nonbankruptcy law, from and after the Effective Date, the officers of each of the Debtors shall be selected and appointed by their respective managers or boards of directors, in accordance with, and pursuant to, the provisions of their respective certificates of incorporation, bylaws and or limited liability company agreements.

V.       EVENTS LEADING UP TO REORGANIZATION

         A.       COMPETITIVE ENVIRONMENT AND FOREIGN IMPORTS.

         The domestic textile industry has been fundamentally and significantly affected by competition from abroad. The level of import protection for domestic producers of textiles has been and continues to be subject to domestic political and foreign policy considerations. Under the import tariff and quota framework developed under the Arrangement Regarding International Trade in Textiles, commonly known as the Multifiber Arrangement (the "MFA"), most significant exporters of fabrics were subject to annual quotas. However, the MFA expired on December 31, 1994, and was replaced by The Uruguay Round Agreement on textiles and clothing which contains a schedule for the gradual phase-out of quotas established pursuant to the MFA over a ten year transition period. After the transition period, textile and clothing trade will be fully integrated into the World Trade Organization and subject to the same restrictions as other sectors. The reduction in the import protection accorded domestic fabric and apparel manufacturers has had significant adverse affects on the domestic textile industry.

         While, as discussed below, the impact of foreign imports was devastating to CMI's Greige Fabrics Division, Elastics' elasticized fabrics business and other United States manufacturers of elasticized fabrics and garments, including intimate apparel, swimwear and activewear, have not been subject to the same pressure from imports experienced by many other sportswear apparel manufacturers. Customers place significant emphasis on product design, component shade-matching and other quality-related criteria. Customers establish strict specifications that place a premium on customer service and quick turn around capabilities, which places foreign manufacturers at a disadvantage.

         B.       GREIGE FABRICS DIVISION DISCONTINUED.

         The impact of import competition, the strength of the U.S. dollar and general supply and demand levels were crippling to CMI's Greige Fabrics Division. The Greige Fabrics Division sold its fabrics primarily to integrated manufacturers and also to converters for use in a wide variety of home furnishings, woven apparel and industrial products. In response to the increasing effect of imports, the Greige Fabrics Division engaged in an extensive modernization program which added flexibility to its manufacturing process and increased its fabric offerings. At full capacity, the modernization program resulted in increases in productivity and lower unit costs, net of depreciation. In addition, marketing redirected in an effort to reduce dependence on commodity fabrics and focused on developing long-term customer relationships where value added services could differentiate its fabrics from imports. The Greige Fabrics Division generally endeavored to decrease its sales to the apparel market and shift more of its sales to home furnishing markets where competition from imports was less severe.

         However, despite these efforts, the Greige Fabrics Division's margins continued to deteriorate and the Greige Fabrics Division continued to experience significant financial losses. Therefore, in 2000 CMI evaluated various alternatives to realign its operations in an effort to improve the operating margins of its Greige Fabrics Division going forward. CMI developed a plan to consolidate capacity and reduce overhead costs by permanently closing two greige fabric manufacturing facilities and consolidating certain technologies to one of its remaining operations. CMI believed that by downsizing its productive capacity to levels more in line with market demand, and by consolidating its most productive technologies, it would allow its remaining greige business to compete more cost effectively in the current market environment.

         In May, 2001, citing continuing competition from textile imports, the continued strength of the U.S. dollar, continuing poor supply and demand levels, and significant financial losses in its Greige Fabrics Division, CMI announced that it would no longer produce greige fabrics and would close its remaining greige fabrics operations. Even with drastic steps previously discussed, CMI was unable to support the remaining operations at a level of sales which would provide anywhere close to a profitable operation. CMI could not foresee any dramatic changes in the greige fabrics market that would indicate a favorable change in the recent pattern of continuous decline in demand from domestic customers and extreme pricing pressures from imports. As a result of that decision, CMI is divesting all of its remaining Greige Fabrics Division facilities, equipment and working capital which will be part of the Assets of CMI's Estate.

         C.       TENDER OFFER FOR OUTSTANDING CMI NOTES.

         On April 5, 2001, CMI commenced an offer to purchase all of its outstanding CMI Notes for cash equal to 16% of the outstanding face amount of the CMI Notes and upon the terms and conditions specified in an offer to purchase (the "Tender Offer"). In conjunction with the Tender Offer, CMI solicited consents to the adoption of certain amendments to the CMI Indenture in exchange for an additional cash payment equal to 2% of the outstanding face amount of the CMI Notes. Under the Tender Offer, any holder of a CMI Note who tendered pursuant to the Tender Offer was also required to consent to the proposed amendments to the CMI Indenture. The Tender Offer was conditioned, among other matters, upon receipt of consents to the amendments to the CMI Indenture by at least 90% of aggregate principal amount of the outstanding CMI Notes.

         When CMI commenced the Tender Offer, CMI elected, as part of the Tender Offer, not to pay the approximately $3.6 million semi-annual interest payment due April 2, 2001 to the holders of CMI Notes, and, therefore, entered into the 30 day grace period provided for in the CMI Indenture.

         The Tender Offer was scheduled to expire at midnight on Thursday, May 3, 2001. As of that day, CMI had not received the necessary consents of holders of CMI Notes equal to or greater than 90% of aggregate principal amount of the outstanding CMI Notes. CMI cancelled the Tender Offer on May 3rd, after being advised of the filing of the involuntary petition under Chapter 11 of the Bankruptcy Code, as further discussed immediately below.

         D.       INVOLUNTARY BANKRUPTCY CASE FILED BY NOTEHOLDERS.

         Prior to the termination of the Tender Offer, CMI was informed by the Informal Committee that the terms of the Tender Offer were unacceptable. After CMI and the Informal Committee had engaged in some discussions regarding the financial restructuring of CMI, on May 3, 2001 Chancellor/Triton CBO, Limited, Mt. Washington CBO I, Limited, and Atlantic Global Funding (each members of the Informal Committee, the "Petitioners") filed an involuntary petition (the "Noteholder Petition") under Chapter 11 of the Bankruptcy Code against CMI in the United States Bankruptcy Court for the District of Delaware.

         Representatives of the Petitioners and CMI entered into extensive discussions regarding the dismissal of the involuntary petition and a cooperative approach to restructuring CMI's debt structure outside of the context of a bankruptcy proceeding. On June 22, 2001, CMI and the Petitioners filed a joint motion to dismiss the Noteholder Petition. In conjunction with the joint dismissal motion, CMI and the Petitioners also agreed to an interim order outlining the terms and conditions for the parties to continue working together to develop a cooperative approach to restructuring CMI's debt outside of bankruptcy.

         On July 10, 2001, the Noteholder Petition was dismissed pursuant to the agreement between CMI and the Petitioners. Under the dismissal order, CMI was required to make the April 2001 interest payment owed with respect to the CMI Notes and to engage in negotiations with the Noteholders for an overall restructuring of the CMI Notes. Promptly after the expiration of the appeal period of the dismissal order, CMI made the April 2001 interest payment to the Noteholders in the aggregate amount of $3.7 million on July 25, 2001.

         On September 26, 2001, CMI reached an agreement in principle with the Informal Committee to restructure all of CMI's and the other Debtors' debt and equity. The Plan, this Disclosure Statement and the Chapter 11 Cases have been filed to implement this agreement in a manner that the Proponents believe will maximize value for all parties in interest.

         E. INVOLUNTARY BANKRUPTCY CASE FILED BY CERTAIN BENEFICIARIES OF SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN.

         In February 1992, CMI, as part of its acquisition of Chatham Manufacturing Company (See Section III.A., "Historical Activity and Operations"), assumed, among other things, that certain "top hat" benefit plan titled the Chatham Supplemental Employee Retirement Plan (the "Chatham Executive Plan"), which, provided certain highly compensated members of former Chatham Management with supplemental severance, early retirement, and normal retirement benefits.

         On or about September 21, 2001, certain beneficiaries of the Chatham Executive Plan (the "Chatham Participants") filed an involuntary chapter 11 bankruptcy proceeding against CMI in the United States Bankruptcy Court for the Middle District of North Carolina (Case No. 01-

12675) (the "Chatham Petition"). The Chatham Participants alleged that CMI had not made payments to the Chatham Participants under the Chatham Executive Plan since August of 2001.

         On or about October 8, 2001, CMI, together with the Informal Committee jointly moved for an order to, among other matters, dismiss the Chatham Petition. CMI supported its motion to dismiss substantially on the fact that an involuntary chapter 11 proceeding is not appropriate when the debt in question is subject to a bona fide dispute as to liability. CMI asserted that it had substantially overpaid benefits to the Chatham Participants based upon miscalculations of the prior administrator of the Chatham Executive Plan. CMI believed it was within its right to stop payments under the Chatham Executive Plan until such overpayments were recouped either directly by the Chatham Participants repaying the overpayments or as a setoff to the correct monthly amounts owed to each Chatham Participant.

         On or about October 30, 2001, the Bankruptcy Court for the Middle District of North Carolina entered an agreed order dismissing the Chatham Petition upon the terms and conditions of a stipulation among CMI, the Informal Committee and the Chatham Participants. Under the terms of the order, among other things, (i) the Chatham Participants agreed to stay any further action in a related state court action and to dismiss those proceedings with prejudice upon substantial consummation of the Plan and (ii) the Debtors agreed that the claims of the Chatham Participants will be determined by an appropriate North Carolina court or otherwise resolved through alternative dispute resolutions. In addition, it was agreed that if it is established by agreement or by binding alternative dispute resolution that the April 2001 interest payment made by CMI in respect of the CMI Notes constitutes a recoverable preference under Chapter 5 of the Bankruptcy Code, the holders of Claims of participants in and beneficiaries of the Chatham Executive Plan that became Allowed Class 4A-CMI Unsecured Claims shall receive the first dollars of the Available Proceeds of CMI's Non-Avoidance Assets in an amount equal to such holder's Pro Rata Share of the amount of such preference.

VI.      THE CHAPTER 11 REORGANIZATION CASE

         A.       CONTINUATION OF BUSINESS AND STAY OF LITIGATION.

         On the Petition Date, the Debtors commenced their respective Chapter 11 Cases by filing voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. Since the Petition Date, the Debtors have continued to manage their respective property as debtors in possession subject to the supervision of the Bankruptcy Court in accordance with the provisions of the Bankruptcy Code. An immediate effect of the filing of the Chapter 11 Cases is the imposition of the automatic stay under section 362 of the Bankruptcy Code, which, with limited exceptions, enjoined the commencement or continuation of: (i) all collection efforts by creditors; (ii) enforcement of liens against any of the Debtors and
(iii) litigation against any of the Debtors. The injunction remains generally in full force and effect.

         Described below are certain of the important events that have occurred to date during the Chapter 11 Cases.

         B.       SIGNIFICANT PARTIES.

         The parties described below have had, and/or are expected to have, significant roles in the Chapter 11 Cases.

         1. Advisors to CMI. On November 26, 2001, the Debtors filed applications to retain Saul Ewing LLP ("Saul") and McNair Law Firm, P.A. ("McNair") as counsel in the Chapter 11 Cases and Sutherland Asbill & Brennan LLP ("SAB") as its special counsel pursuant to section 327(e) of the Bankruptcy Code. The Debtors' retention of Saul, McNair and SAB was authorized by the Bankruptcy Court pursuant to orders dated ____________, 2001, ____________, 2001 and ____________, 2001, respectively.

         On November 26, 2001, the Debtors filed applications to retain SunTrust as their investment banker. The Debtors' retention of SunTrust was authorized by the Bankruptcy Court pursuant to an order dated ____________, 2001. During the Chapter 11 Cases, SunTrust will assist CMI and Elastics on the possible sale of Elastics. See Section VII.C.2., "Elastics Auction."

         On November 26, 2001, the Debtors filed an application to retain Henry
J. Murphy & Associates, LLC ("Murphy") to provide financial advisory services to the Debtors during the Chapter 11 Cases. The Debtors' retention of Murphy was authorized by the Bankruptcy Court pursuant to an order dated ______________, 2001. On _________________, 2001, the Bankruptcy Court approved Debtors' retention of [ ] as their respective claims, noticing and ballot agent.

         2. The Committee and Its Advisors. On _________, 2001, the United States Trustee appointed the Official Committee of Unsecured Creditors in the Chapter 11 Cases. The current members of the Committee are:
______________________________________________________. The Committee has been authorized to retain _______________________ to act as general bankruptcy counsel in the Chapter 11 Cases, by order dated _________, 2001.

         C.       SIGNIFICANT "FIRST DAY" BANKRUPTCY COURT ORDERS.

         Promptly upon the commencement of the Chapter 11 Cases, the Debtors, along with the Informal Committee, sought from and were granted relief by the Bankruptcy Court for the following matters.

         1. Payment of Elastics' Prepetition Obligations. As the value of Elastics and its elastic fabrics business is the greatest single variable to creditor recoveries in these Chapter 11 Cases, it is imperative that all reasonable efforts be taken to ensure operational continuity and profitability. Accordingly, on the Petition Date, the Debtors filed a motion for entry of an order (the "Elastics Claim Order") authorizing the payment of any and all claims against Elastics in the ordinary course of its business, whether such claim arose prepetition or postpetition. On __________, 2001, the Bankruptcy Court entered the Elastics Claim Order after finding that, among other things, the payment of prepetition claims against Elastics (i) was necessary and appropriate to the maximization of value for the benefit of all parties in interest and (ii) would not unfairly prefer creditors of Elastics as the value of Elastics' assets far exceeds the value of its obligations.

         2. Potential Sale of Elastics and Auction Procedures. Although the Plan contemplates the continuation of Elastics as a going concern that is operated principally for the benefit of, and 100% owned by, the holders of Allowed Unsecured Claims against CMI (approximately 85% of which are expected to be holders of CMI Notes), the Debtors and CMI believe that it is prudent to "market-test" the value of Elastics prior to confirmation of the Plan.

Accordingly, on the Petition Date, the Debtors filed a motion (the "Sale Motion") for entry of an order that, among other things, authorized the Debtors to sell Elastics and/or its assets at an auction to be held pursuant to the Debtors' proposed auction procedures. The Bankruptcy Court granted the Sale Motion by order dated ____________, 2001 (the "Auction Procedures Order"). Pursuant to the Auction Procedures Order, initial bids for Elastics, and/or its Assets, must be received by __:__ _.m., prevailing Eastern Time, on ___________, 2002 and the auction will take place at the offices of
____________________________, on ____________, 2002 at __:__ .m. prevailing
Eastern Time. Any person interested in bidding on Elastics and participating in the auction must comply with, and is encouraged to review carefully, the Auction Procedures Order.

                  3. Deadline for Filing Claims. On ___________, 2001, the Bankruptcy Court entered an order (the "Bar Date Order") establishing (i) __________, 2002 (the "Bar Date") as the deadline for the filing of claims against the Debtors and/or their Estates and (ii) notice procedures with respect to the same.

                  4. DIP Financing. On the Petition Date, the Debtors filed a motion with the Bankruptcy Court seeking authority to enter into the DIP Facility with Fleet Capital Corporation as the DIP Lender. On _________, 2001, the Bankruptcy Court entered an interim order approving the DIP Facility on an interim basis. Following a hearing held on ______, 2001, the Bankruptcy Court entered a final order approving the DIP Facility.

                  5. Employee Obligations. On the Petition Date, the Bankruptcy Court granted CMI's and Elastics' motion to pay pre-petition and post-petition employee obligations, including wages, salary, bonuses and other compensation, and to honor employee business reimbursement requests consistent with past practices.

                  6. Management Retention. On the Petition Date, the Debtors filed a motion with the Bankruptcy Court seeking an order approving and allowing CMI and EFA to honor and assume the management retention agreements entered into shortly prior to the commencement of the Chapter 11 Cases with CMI's and EFA's senior management: Joseph Gorga, President and Chief Executive Officer of EFA; James Ovenden, Executive Vice President and Chief Financial Officer of CMI; James Robbins, President of EFA; Jack Boyd, Vice President of Marketing of EFA; and Donald Berlin, Vice President of Operations of EFA. On ___________________, 2001, the Bankruptcy Court entered an order approving the management retention agreements and allowing CMI to honor and assume the management retention agreements. See Section VI.F., "Management Retention Agreements."

         D.       DEBTOR IN POSSESSION FINANCING.

         As described above in Section III.C., CMI and Elastics are a party to the DIP Facility with Fleet Capital Corporation as lender. Although the Debtors believe that their existing cash, together with operational revenues will be sufficient to meet their postpetition obligations, if necessary, the DIP Facility provides CMI and Elastics with up to $7,000,000 in additional borrowing availability. Obligations under the DIP Facility are secured by the Assets of the Estates of CMI and Elastics. In addition to a lien on all of the Assets of CMI and Elastics, the DIP Lender has a super priority administrative expense claim against the Estates of the Debtors for the repayment of any obligations incurred under the DIP Facility. The DIP Facility has a scheduled termination date of March 30, 2002.

         E.       DISPOSITION OF UNEXPIRED LEASES AND EXECUTORY CONTRACTS.

         Section 365 of the Bankruptcy Code affords the Debtors the power, subject to approval of the Bankruptcy Court, to assume or reject unexpired leases and executory contracts. If an unexpired lease or executory contract is rejected, the non-debtor party to the agreement may file a claim for damages incurred by reason of the rejection. These claims for damages are treated as pre-petition, general unsecured claims. In the case of rejection of unexpired leases of real property, such damage claims are subject to certain limitations imposed by section 502(b)(6) of the Bankruptcy Code.

         Pursuant to section 365 of the Bankruptcy Code, Exhibit [____] to the Plan sets forth a list of executory contracts and unexpired leases, together with the amount, if any, of Cure Payments associated therewith that the Debtors intend to assume under the Plan. The Plan shall constitute a motion to assume such executory contracts and unexpired leases. Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to section 365 of the Bankruptcy Code and findings by the Bankruptcy Court that the amounts listed on Exhibit [_____] are sufficient to cure any defaults that may exist, that each assumption is in the best interest of the Debtors, their Estates, and all parties in interest in the Chapter 11 Cases and that the requirements for assumption of any executory contract or unexpired lease to be assumed under section 365 of the Bankruptcy Code have been satisfied. Except as otherwise provided in the following sentence, all Cure Payments which may be required by section 365(b)(1) of the Bankruptcy Code under any executory contract or unexpired lease which is assumed under the Plan shall be made on the Effective Date or as soon as practicable thereafter. In the event of a dispute, Cure Payments required by section 365(b)(1) of the Bankruptcy Code shall be paid upon entry of a Final Order resolving such dispute.

         Any executory contracts or unexpired leases of any of the Debtors shall be deemed to have been rejected by the Debtors that (a) are not listed on Exhibit [_____] to the Plan, (b) have not been approved by the Bankruptcy Court prior to the Confirmation Date for assumption by any of the Debtors, and (c) are not the subject of a pending motion to assume on the Confirmation Date. The Plan shall constitute a motion to reject such executory contracts and unexpired leases, and the Debtors shall have no liability thereunder except as is specifically provided in the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejections pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected executory contract or unexpired lease is burdensome and that the rejection thereof is in the best interest of the Debtors, their Estates, and all parties in interest in the Chapter 11 Cases.

         Claims created by the rejection of executory contracts or unexpired leases or the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date must be filed with the Bankruptcy Court and served on the Debtors (a) in the case of an executory contract or unexpired lease rejected by the Debtors prior to the Confirmation Date, in accordance with the order authorizing such rejection, or (b) in the case of an executory contract or unexpired lease that (i) was terminated or expired by its terms prior to the Confirmation Date, or (ii) is deemed rejected pursuant to Section
11.2 of the Plan, no later than thirty (30) days after the Confirmation Date, or (c) in the case of an executory contract or unexpired lease that is rejected by the Debtors after the Confirmation Date, within thirty (30) days after the entry of an order of the Bankruptcy Court authorizing and approving such rejection. Any Claims for which a proof of claim is not filed and served within such time will be forever barred from assertion and shall not be enforceable against the Debtors, their Estates or Assets. Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated as Unsecured Claims under the Plan subject to objection by the Debtors.

         F.       MANAGEMENT RETENTION AGREEMENTS

         On ______, 2001, the Bankruptcy Court entered an order approving and allowing CMI to honor and assume the management retention agreements entered into shortly prior to the commencement of the Chapter 11 Cases with CMI's senior management team, Messrs. Joseph Gorga, President and Chief Executive Officer, and James Ovenden, Executive Vice President and Chief Financial Officer; and EFA's senior management team, Messrs. James Robbins, President of EFA, Jack Boyd, Vice President of Marketing of EFA, and Donald Berlin, Vice President of Operations of EFA.

                  1. Mr. Gorga's Management Retention Agreement. The management retention agreement was approved by the Compensation Committee of CMI's Board of Directors prior to being entered into by CMI. As mutual consideration for entering into the management retention agreement, CMI and Mr. Gorga replaced Mr. Gorga's then current written employment agreement.

         Mr. Gorga's management retention agreement with CMI provides, among other provisions, for (i) a term of one (1) year, or if sooner to occur, 30 days after the consummation of the latter of the sale of Elastics or a determination that the remaining Available Proceeds from the liquidation of the Estates will be less than $1.0 million; (ii) base salary of $450,000 per year (commensurate with Mr. Gorga's former employment agreement); however, if the sale of Elastics occurs prior to a determination that remaining Available Proceeds will be less than $1.0 million, Mr. Gorga will continue to be employed on a part-time basis until remaining Available Proceeds are less than $1.0 million and his compensation will be reduced to $5,000 per month; (iii) participation in any of CMI's pension and welfare plans; (iv) special incentive compensation of (A) a $162,000 bonus upon the filing of the Chapter 11 Cases payable one-half on the date the Bankruptcy Court approves the Plan and one-half on December 31, 2001, (B) a bonus of between $108,000 and $324,000 in the event the net proceeds distributed to creditors from the liquidation of the Estates equals at least $6.0 million (the amount of the bonus increases as the amount of the net proceeds increases with a maximum bonus of $324,000), (C) a bonus of between $54,000 and $162,000 upon the signing of a definitive agreement to sell Elastics, with the amount of the bonus dependent upon the net proceeds thereof, (D) a bonus of between $297,000 and $891,000 in the event of a sale of Elastics, with the amount of the bonus dependent upon the net proceeds thereof; and (v) in the event Mr. Gorga is terminated without cause, Mr. Gorga will receive (A) his accrued base salary; (B) an amount equal to one years' base salary; (C) an amount equal to 20% of one year's base salary (as compensation in lieu of any continued participation in CMI's benefit plans); and (D) any special incentive compensation earned but not paid prior to termination.

                  2. Mr. Ovenden's Management Retention Agreement. The management retention agreement with Mr. Ovenden was approved by the Compensation Committee of CMI's Board of Directors prior to being entered into by CMI. As mutual consideration for entering into the management retention agreement, CMI and Mr. Ovenden replaced Mr. Ovenden's then current written employment agreement.

         Mr. Ovenden's management retention agreement with CMI is substantially similar to Mr. Gorga's management retention agreement except that Mr. Ovenden's agreement provides for (i) a term of one (1) year, or if sooner to occur, 30 days after the consummation of the latter of the sale of Elastics or a determination that the remaining Available Proceeds from the liquidation of the Estates will be less than $1.0 million; (ii) base salary of $281,000 (commensurate with Mr. Ovenden's former employment agreement); (iii) special incentive compensation of (A) a $101,160 bonus upon the filing of the Chapter 11 Cases, (B) a bonus of between $67,440 and $202,320 in the event the net proceeds distributed to creditors from the liquidation of the Estates equals at least $6.0 million (like Mr. Gorga's bonus, the amount of the bonus increases as the amount of the net proceeds increases), (C) a bonus of between $33,720 and $101,160 upon the signing of a definitive agreement to sell Elastics, with the amount of the bonus dependent upon the net proceeds thereof, (D) a bonus of between $185,460 and $556,380, in the event of the sale of Elastics, with the amount of the bonus dependent upon the net proceeds thereof.

                  3. Mr. Robbins' Management Retention Agreement.Mr. Robbins' management retention agreement provides, among other provisions, for
(i) a term of one (1) year with an option to renew for additional six-month periods upon mutual agreement of the parties; (ii) a base salary of $255,000 per annum; (iii) participation in any pension and welfare plans, programs and arrangements generally made available to executives of Elastics; (iv) special incentive compensation of (A) $25,000 on the date that CMI and the Debtor Subsidiaries file their respective voluntary petitions seeking relief under Chapter 11 of the Bankruptcy Code, (B) an additional $25,000 on the date the Plan is substantially consummated pursuant to Section 1101(2) of the Bankruptcy Code, and (C) $127,500 in the event Elastics consummates the sale of all or substantially all of the business of EFA; and (v) in the event Mr. Robbins is terminated without cause or resigns for good reason, Mr. Robbins will receive
(A) his accrued base salary, (B) an amount equal to one year's base salary, (C) an amount equal to 20% of one year's base salary (as compensation in lieu of any continued participation in Elastics' benefit plans), (D) vested benefits under any benefit plan as of the termination date, and (E) any special incentive compensation earned but not paid as of the effective date of such resignation or termination.

                  4. Mr. Boyd's Management Retention Agreement. Mr. Boyd's management retention agreement provides, among other provisions, for (i) a term of one (1) year with an option to renew for additional six-month periods upon mutual agreement of the parties; (ii) a base salary of $145,000 per annum;
(iii) participation in any pension and welfare plans, programs and arrangements generally made available to executives of Elastics; (iv) special incentive compensation of (A) $10,000 on the date that CMI and the Debtor Subsidiaries file their respective voluntary petitions seeking relief under Chapter 11 of the Bankruptcy Code, (B) an additional $10,000 on the date the Plan is substantially consummated pursuant to Section 1101(2) of the Bankruptcy Code, and (C) $25,500 in the event Elastics consummates the sale of all or substantially all of the business of EFA; and (v) in the event Mr. Boyd is terminated without cause or resigns for good reason, Mr. Boyd will receive (A) his accrued base salary, (B) an amount equal to six months' base salary, (C) an amount equal to 20% of six months' base salary (as compensation in lieu of any continued participation in Elastics' benefit plans), (D) vested benefits under any benefit plan as of the termination date, and (E) any special incentive compensation earned but not paid as of the effective date of such resignation or termination.

                  5. Mr. Berlin's Management Retention Agreement. Mr. Berlin's management retention agreement provides, among other provisions, for
(i) a term of one (1) year with an option to renew for additional six-month periods upon mutual agreement of the parties; (ii) a base salary of $142,500 per annum; (iii) participation in any pension and welfare plans, programs and arrangements generally made available to executives of Elastics; (iv) special incentive compensation of (A) $10,000 on the date that CMI and the Debtor Subsidiaries file their respective voluntary petitions seeking relief under Chapter 11 of the Bankruptcy Code, (B) an additional $10,000 on the date the Plan is substantially consummated pursuant to Section 1101(2) of the Bankruptcy Code, and (C) $25,500 in the event Elastics consummates the sale of all or substantially all of the business of EFA; and (v) in the event Mr. Berlin is terminated without cause or resigns for good reason, Mr. Berlin will receive
(A) his accrued base salary, (B) an amount equal to six months' base salary,
(C) an amount equal to 20% of six months' base salary (as compensation in lieu of any continued participation in Elastics' benefit plans), (D) vested benefits under any benefit plan as of the termination date, and (E) any special incentive compensation earned but not paid as of the effective date of such resignation or termination.

         G. SCHEDULES OF ASSETS AND LIABILITIES, FILING DEADLINE ORDER, CLAIMS PROCEDURE ORDER.

                  1. Schedule of Assets and Liabilities. On November 26, 2001, the Debtors filed their Statements of Financial Affairs and Schedules of Assets and Liabilities (the "Schedules").

                  2. Filing Deadline. Pursuant to the Bar Date Order, which order also approved the form and manner of providing notice of the Bar Date, the Debtors, with the assistance of the Claims Agent, ensured that an appropriate proof of claim form and other notices were served in a timely fashion upon all known potential claimants. The Debtors also caused the notice of the Bar Date to be published as directed by the Bankruptcy Court.

         As of the Bar Date, approximately ______ claims had been filed against the Debtors, totaling, in the aggregate, approximately $_______________.

         The Debtors have commenced the process of reviewing each of the Claims filed, which is a prerequisite to reconciling them. The Debtors have substantially completed their internal review and reconciliation of Claims filed and have commenced objections to certain Claims.

         H.       OTHER LEGAL PROCEEDINGS: CHATHAM STATE COURT ACTION

         Contemporaneous with bringing the Chatham Petition, the Chatham Participants filed suit in the Surry County General Court of Justice in the State of North Carolina (Case No. 01-CVS-1733) against Messrs. Gorga, Ovenden and Warren (the "Chatham State Court Action") alleging the non-payment of the benefits to the Chatham Participants under the Chatham Executive Plan constituted (i) a violation of the South Carolina Payment of Wages Act, or, alternatively, the North Carolina Wages and Hour Act, and (ii) a claim for interference with CMI's contract obligations under the Chatham Executive Plan. As previously discussed in Section V.E., the

Chatham State Court Action has been stayed as part of the dismissal of the Chatham Petition and will be dismissed with prejudice upon substantial consummation of the Plan.

         I.       PREFERENCE ANALYSIS AND OTHER AVOIDANCE ACTIONS.

         Under the Bankruptcy Code, the Debtors, as debtors in possession, have the right to undo certain prepetition transactions and return any property (or value) transferred in those transactions to the appropriate Estate for the benefit of the appropriate Debtor or the appropriate Debtor's creditors. These rights and causes of action are referred to as "Avoidance Actions." Avoidance Actions may include actions to set aside (i) transfers made by a Debtor within the 90 days before the Petition Date, or within one year before the Petition Date if the transfer was to or for the benefit of any insider, (ii) transfers made within one year before the Petition Date, not for reasonably equivalent value, may also be avoided and the property recovered for the benefit of the appropriate Estate and, (iii) pursuant to section 544(b) of the Bankruptcy Code, transfers which are avoidable under applicable state law by any creditor of a Debtor. The Debtors are reviewing the transactions which may give rise to Avoidance Actions, which, under the Plan shall remain property of the Debtors for the benefit of holders of Allowed Unsecured Claims.

         J.       NEGOTIATION OF THE PLAN.

         Prior to expiration of the Tender Offer and continuing after the Noteholder Petition was filed, CMI has been in continuous negotiations with the Informal Committee regarding the terms of a plan of reorganization of the Debtors. On or about September 26, 2001, the Informal Committee and CMI entered into a term sheet regarding a voluntary and agreed restructuring of CMI's obligations pursuant to a chapter 11 plan of reorganization. The Plan represents the culmination of these negotiations and efforts and the Proponents believe that confirmation of the Plan will maximize value and is in the best interests of all parties in interest.

VII.     SUMMARY OF PLAN OF REORGANIZATION

         THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN, AND OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH ACCOMPANIES THIS DISCLOSURE STATEMENT AND TO THE EXHIBITS ATTACHED THERETO.

         THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

         THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE, BE BINDING

UPON HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS AND OTHER PARTIES IN INTEREST.

         The Plan is the product of diligent efforts by CMI and the Informal Committee to formulate a plan which both maximizes the value of the Debtors' assets and provides for a fair allocation of that value, in an orderly manner, consistent with the provisions of the Bankruptcy Code and applicable nonbankruptcy law. Under the Plan, Claims against and Equity Interests in the Debtors are divided into Classes according to their seniority and other criteria. In conjunction with the Plan, CMI has made financial projections of earnings and cash flows for each of the fiscal years 2002 and 2003, which financial projections are attached as Exhibit B to the Disclosure Statement. The Debtors believe that their respective creditors will receive greater and earlier recoveries under the Plan than under any other available alternative, including liquidation. See Section XII., "Alternatives to Confirmation and Consummation of the Plan." CMI has developed an analysis that assumes that the Plan is not confirmed by the Bankruptcy Court, the Chapter 11 Cases are converted to Chapter 7 cases, and the Debtors' Assets are liquidated under the direction of the Bankruptcy Court-appointed Chapter 7 trustee which analysis is set forth in Exhibit C hereto.

         A.       SECURITIES ISSUED UNDER THE PLAN.

                  1.       Debt Instruments to be Issued Pursuant to the Plan:
Plan Notes. The Plan Notes will be in an aggregate initial principal amount of $40 million, bear interest at 10% per annum (payable quarterly in arrears), mature in five years and will be issued jointly by CMI and Elastics in the following series, of descending priority: Series A Notes ($20 million); Series B ($5 million); Series C Notes ($5 million); and Series D Notes ($10 million). The forms of Plan Notes and the indenture governing the Plan Notes is attached hereto as Exhibits D-1 and D-2, respectively. However, if Elastics is sold pursuant to the Elastics Auction, in lieu of the foregoing Plan Notes, each Person who would otherwise receive Plan Notes will receive a Pro Rata Share of the Elastics Sale Proceeds, all as further described in Section VII.B. below.

                  2. New CMI Common Stock. On the Effective Date, all Equity Interests in CMI will be cancelled including, without limitation, all issued and outstanding shares of Existing CMI Stock, options and warrants, and CMI shall issue 1,000,000 shares of New CMI Common Stock. The New CMI Common Stock will have a par value of $1.00 per share. Holders of the New CMI Common Stock will be entitled to cast one vote for each share held of record, to receive such dividends as may be declared by the board of directors from legally available funds, and to share in any distribution of CMI's assets after payment of all debts and other liabilities. Holders of the New CMI Common Stock will not have preemptive rights or other rights to subscribe for additional shares, and the New CMI Common Stock will not be subject to conversion or redemption. When issued, the shares of the New CMI Common Stock will be fully paid and nonassessable.

         However, if the Structuring Election is made, Persons who would otherwise receive New CMI Common Stock will instead receive 100% of the CMI Trust Interests and the Holdings Stock.

         B. GENERAL DESCRIPTION OF CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.

         In the Plan, the Debtors have classified Claims and Equity Interests in accordance with the Bankruptcy Code. In all cases, the treatment of any Claim or Equity Interest may be modified as agreed upon in writing between the holder of such Claim or Equity Interest and the appropriate Debtor, subject, if necessary, to the approval of the Bankruptcy Court after notice and a hearing. In addition, in all cases, the Debtors, with the consent of the Informal Committee, reserve the right, at their respective option, to prepay, without penalty or premium, any amount that the Plan provides will be paid after the Effective Date.

         The treatment of any Claim or Equity Interest under the Plan will be in full satisfaction, settlement, release and discharge of, and in exchange for, such Claim or Equity Interest. The Confirmation Order will be a judicial determination of the discharge of all liabilities of the Debtors, except as specifically provided in the Plan or the Confirmation Order. On the Effective Date, the Debtors will be discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims and Equity Interests, except as specifically provided in the Plan or the Confirmation Order. All Distributions or other transfers to be made to holders of Allowed Claims or Allowed Equity Interests will be made in accordance with the terms of the Plan.

                  1. Treatment of Administrative Claims and Tax Claims. As provided in section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims shall not be classified under the Plan. Rather, all such Claims shall be treated separately as unclassified Claims on the terms set forth in
Article V of the Plan.

                  2. Classification of Claims and Equity Interests. Claims against and Equity Interests in each of the Debtors are classified as follows:

                  -        Class 1: Priority Claims

                  -        Class 2: Bank Secured Claims

                  -        Class 3: Other Secured Claims

                  -        Class 4: Unsecured Claims

                  -        Class 5: Equity Interests

         Each class of Claims and Equity Interests shall be designated as (i) "Class _A" with respect to CMI (i.e., Class 1A - Priority Claims; Class 2A - Bank Secured Claims, etc.); (ii) "Class _B" with respect to Chatham Fabrics (i.e., Class 1B - Priority Claims; Class 2B - Bank Secured Claims, etc.); (iii) "Class _C" with respect to CRPI (i.e., Class 1C - Priority Claims; Class 2C - Bank Secured Claims, etc.): (iv) "Class _D" with respect to CHC (i.e., Class 1D
- Priority Claims; Class 2D - Bank Secured Claims, etc.); (v) "Class _E" with respect to CLC (i.e., Class 1E - Priority Claims; Class 2E - Bank Secured Claims, etc.); and (vi) "Class _F" with respect to Elastics (i.e., Class 1F - Priority Claims; Class 2F - Bank Secured Claims, etc.).

         Although, for convenience, class treatments are set forth in consolidated fashion in the Plan, votes will be tabulated and treatment will be implemented on a Debtor-by-Debtor basis. In addition, although Other Secured Claims against each Debtor have been placed in one category for purposes of convenience, each Other Secured Claim shall be treated as a separate class for purposes of voting and receiving distributions under the Plan (to be designated as Class 3A(i), Class 3A(ii), Class 3A(iii), Class 3B(i), Class 3B(ii), Class 3B(iii), etc.).

                  3. Treatment of Claims and Equity Interests. The classes of Claims against and Equity Interests in the Debtors shall be treated under the Plan as follows:

                           (a)      CLASSES 1A-F - PRIORITY CLAIMS. Each holder
of an Allowed Priority Claim shall be unimpaired under the Plan and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights in respect of such Claim shall be fully reinstated and retained as though the Chapter 11 Cases had not been filed, except as provided in section 1124(2)(A)-(C) of the Bankruptcy Code.

                           (b)      CLASSES 2A-F - BANK SECURED CLAIMS. Each
holder of an Allowed Bank Secured Claim shall be unimpaired under the Plan, and on the Effective Date, shall be paid in Cash in full.

                           (c)      CLASSES 3A-E - CMI, CHATHAM FABRICS, CRPI,
CHC AND CLC OTHER SECURED CLAIMS. Each holder of an Allowed Other Secured Claim against CMI, Chatham Fabrics, CRPI, CHC or CLC shall receive on the Distribution Date, at the Proponents' option, either (i) a single Cash payment in an amount equal to such holder's Allowed Other Secured Claim, (ii) the Assets securing payment of such Allowed Other Secured Claim, (iii) if such Allowed Other Secured Claim is based on a right of offset or recoupment, the right to implement such right of offset or recoupment, or (iv) such other treatment as may be agreed upon in writing by the Proponents and the holder of such Allowed Other Secured Claim.

                           (d)      CLASS 3F - ELASTICS OTHER SECURED CLAIMS.
Each holder of an Allowed Other Secured Claim against Elastics shall be unimpaired under the Plan and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights in respect of such Claims shall be fully reinstated and retained as though the Chapter 11 Cases had not been filed, except as provided in section 1124(2)(A)-(C) of the Bankruptcy Code.

                           (e)      CLASS 4A - CMI UNSECURED CLAIMS. Each
holder of an Allowed Unsecured Claim against CMI shall receive in complete satisfaction of such Claim, its Pro Rata Share of: (i) 100% of the first $10.0 million of Available Proceeds from CMI's Non-Avoidance Assets (subject to the Coupon Adjustment and the SERP Claimant Adjustment, as applicable); (ii) 75% of the Available Proceeds in excess of $10.0 million from CMI's Non-Avoidance Assets (subject to the Coupon Adjustment, if applicable); (iii) 100% of the Available Proceeds from CMI's Avoidance Assets; (iv) $38.375 million of the Plan Notes comprised of (A) $20.0 million of Series A Notes; (B) $4.75 million of Series B Notes; (C) $4.625 million of Series C Notes; and (D) $9.0 million of Series D Notes; and (iv) 100% of the New CMI Common Stock, or if the Structuring Election is made, 100% of the CMI Trust Interests and the Holdings Stock; provided, that if the Elastics Sale Decision is made, in lieu of the foregoing Plan Notes and the Equity Interest in Elastics (through 100% of the New CMI Common Stock, or 100% of the Holdings Stock, if the Structuring Election is made), each holder of an Allowed Unsecured Claim against CMI shall receive a Pro Rata Share of: (I) 100% of the first $20.0 million of Elastics Sale Proceeds; (II) 95% of the next $5.0 million of Elastics Sale Proceeds;
(III) 92.5% of the next $5.0 million of Elastics Sale Proceeds; (IV) 90% of the next $10.0 million of Elastics Sale Proceeds, and (V) 100% of all Elastics Sale Proceeds over $40.0 million.

                           (f)      CLASSES 4B-E - CHATHAM FABRICS, CRPI, CHC
AND CLC UNSECURED CLAIMS. Each holder of an Allowed Unsecured Claim against Chatham Fabrics, CRPI, CHC or CLC shall receive in complete satisfaction of such Claim, its Pro Rata Share of the Available Proceeds from such Debtor's Assets, until such Claims have been paid in full.

                           (g)      CLASS 4F - ELASTICS UNSECURED CLAIMS. Each
holder of an Allowed Unsecured Claim against Elastics shall be unimpaired under the Plan and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights in respect of such Claim shall be reinstated and retained as though the Chapter 11 Cases had not been filed, except as provided in section 1124(2)(A)-(C) of the Bankruptcy Code.

                           (h)      CLASS 5A - CMI EQUITY INTERESTS. Each
holder of an Allowed Equity Interest in CMI shall receive a Pro Rata Share of
(i) $1.625 million, in the aggregate, of the Plan Notes comprised of $250,000 of Series B Notes, $375,000 of Series C Notes, and $1,000,000 of Series D Notes (provided, that if the Elastics Sale Decision is made, in lieu of the foregoing Plan Notes, each holder of an Allowed Equity Interest in CMI shall receive a Pro Rata Share of (A) 5.0% of Elastics Sale Proceeds between $20.0 million and $25.0 million; (B) 7.5% of Elastics Sale Proceeds between $25.0 million and $30.0 million; (C) 10.0% of Elastics Sale Proceeds between $30.0 million and $40.0 million); and (ii) 25% of the Available Proceeds in excess of $10.0 million from CMI's Non-Avoidance Assets (subject to the Coupon Adjustment, if applicable). All Equity Interests in CMI, including, without limitation, the Existing CMI Stock, shall be cancelled and annulled as of the Effective Date.

                           (i)      CLASSES 5B-E - CHATHAM FABRICS, CRPI, CHC
AND CLC EQUITY INTERESTS. All Allowed Equity Interests in Chatham Fabrics, CRPI, CHC or CLC shall be unimpaired under the Plan and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights in respect of such Allowed Equity Interest shall be fully reinstated and retained as though the Chapter 11 Cases had not been filed.

                           (j)      CLASS 5F - ELASTICS EQUITY INTERESTS.
Subject to the Elastics Sale Decision, the Allowed Equity Interests in Elastics shall be retained by CMI, unless the Structuring Election is made, in which case, the Equity Interests in Elastics shall be cancelled and annulled.

         C.       MEANS FOR IMPLEMENTATION OF THE PLAN.

                  1. Reorganized CMI. Prior to the commencement of the Chapter 11 Cases, CMI acted as an operating company with respect to CMI's now discontinued Greige Fabrics Division and therefore owns the remaining real property, plant and equipment of the discontinued Greige Fabrics Division. In addition, CMI acted as a holding company with respect to Elastics by holding directly and indirectly the membership interests in Elastics. CMI also acted as a holding company with respect to the stock and membership interests of the other Debtors.

         Upon and after the Effective Date, each of the Debtors shall continue to exist as separate Persons, with all powers accorded under the laws of the State of their incorporation or formation. On the Effective Date, (i) the filing of the New CMI Charter and the New CMI Bylaws, (ii) if the

Structuring Election is made, the filing of the Holdings Charter and Holdings Bylaws, and (iii) if Elastics is not sold pursuant to the Elastics Auction prior to the Effective Date, the filing of the amended and restated Elastics LLC Agreement, shall be authorized and approved in all respects without further action, including any action by the stockholders or directors of CMI. The New CMI Charter and Bylaws will, among other provisions, (i) prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, (ii) authorize the cancellation of all existing Equity Interests in CMI and the issuance of 1,000,000 shares of New CMI Common Stock, and (iii) otherwise effectuate the provisions of the Plan. The amended and restated Elastics LLC Agreement will provide, among other provisions, that (i) the membership interests in Elastics will be held by its sole member (CMI or Holdings, depending upon whether the Structuring Election is made) and (ii) the manager of Elastics will be its sole member (CMI or Holdings, depending upon whether the Structuring Election is made).

         If the Structuring Election is made, (i) instead of the New CMI Common Stock being held by the holders of Allowed Class 4A - CMI Unsecured Claims, the New CMI Common Stock will be issued to and vested directly in the CMI Trust and the CMI Trust Interests will be held by the Allowed Class 4A - CMI Unsecured Claims, and (ii) instead of CMI continuing to hold the Equity Interests of Elastics, such Equity Interests of Elastics will be transferred to and held by Holdings and the Equity Interests in Holdings will be held by the Allowed Class 4A - CMI Unsecured Claims.

         Upon the occurrence of the Effective Date, the management, control and operation of the Debtors shall become the general responsibility of their respective manager or board of directors. On the Effective Date, the existing Board of Directors of CMI will be deemed to have resigned. The initial new board of directors of CMI shall be composed of the individuals identified in the New CMI Charter. The initial manager of Elastics shall be (i) CMI, if the Structuring Election is not made, or (ii) Holdings, if the Structuring Election is made. The initial manager of Chatham Fabrics shall be CMI. The initial board of directors of each corporate subsidiary Debtor of CMI shall have one member, [JAMES A. OVENDEN]. The initial board of directors of Holdings, if the Structuring Election is made, shall be composed of the individuals identified in the Holdings Charter.

         Subject to any applicable employment agreements and applicable nonbankruptcy law, from and after the Effective Date, the officers of each of the Debtors (and Holdings) shall be selected and appointed by their respective managers or boards of directors, in accordance with, and pursuant to, the provisions of their respective certificates of incorporation, bylaws and or limited liability company agreements

                  2. Elastics Auction . Pursuant to the Bankruptcy Court's order, dated ____________, 2001, CMI and Elastics have engaged the services of SunTrust on an exclusive basis for the purpose of assisting CMI in its consideration of whether a sale of Elastics is advisable and for SunTrust to identify possible purchasers of Elastics. During the course of the Chapter 11 Cases, the Elastics Auction will be conducted in order to "market-test" the value of Elastics. If SunTrust locates a bona fide purchaser, and if CMI, in consultation with the Informal Committee, determines that an acceptable bid has been received which would provide creditors of CMI with a greater recovery than is anticipated by distributing the Plan Notes and New CMI Common Stock (or if the Structuring Election is made, 100% of the CMI Trust Interests and the Holdings Stock), then pursuant to the Plan, Elastics will be sold and the proceeds from the sale will be distributed in lieu of the Plan Notes and Elastics Equity Interests.

                  3. Operations of the Debtors Between Confirmation and the Effective Date. The Debtors will continue to operate as debtors in possession during the period from the Confirmation Date through and until the Effective Date.

                  4. Modification of the Plan. As provided in section 1127 of the Bankruptcy Code, modification of the Plan may be proposed in writing by the Debtors and Informal Committee before confirmation, provided that the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. The Debtors and Informal Committee may modify the Plan at any time after confirmation and before substantial consummation, provided that the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan as modified, under section 1129 of the Bankruptcy Code, and the circumstances warrant such modifications. A holder of a Claim or Equity Interest that has accepted or rejected the Plan shall be deemed to have accepted or rejected, as the case may be, such Plan as modified, unless, within the time fixed by the Bankruptcy Court, such holder changes its previous acceptance or rejection.

                  5. Effectuating Documents; Further Transactions. The Plan provides that the officers of the Debtors are authorized to execute, deliver, file and record such contracts, instruments, releases, indentures, certificates, and other agreements or documents, and take such other actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

                  6. Substantial Consummation. Substantial consummation of the Plan under section 1101(2) of the Bankruptcy Code will not be deemed to occur, the Chapter 11 Cases will remain open and not be deemed fully administered, and no final decree closing the Chapter 11 Cases will be entered pursuant to section 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022, until on or after the Effective Date.

                  7. Preservation of Certain Causes of Action and Defenses. Upon the occurrence of the Effective Date, except as otherwise provided in the Plan, all Causes of Action assertable by any Debtor, including but not limited to Avoidance Assets, shall be retained by and vest in such Debtor. Except as otherwise provided in the Plan, the Debtors' rights to commence such Causes of Action (including Avoidance Assets) shall be preserved notwithstanding consummation of the Plan. Any Available Proceeds realized on account of Causes of Action held by the Debtors shall be used to make Distributions contemplated under the Plan. Upon the occurrence of the Effective Date, all Causes of Action of the Debtors against the directors, officers and employees of the Debtors who served in such capacities on the last Business Day prior to the occurrence of the Effective Date (which may be asserted by the Debtors directly for their own benefit or derivatively for the benefit of any Person), shall be waived, released and forever discharged.

                  8. Cancellation of Instruments and Agreements. Upon the occurrence of the Effective Date, except as otherwise provided in the Plan, all promissory notes (including, without limitation, the CMI Notes), share certificates, warrants, membership interests, instruments, indentures (including the CMI Indenture), or agreements evidencing, giving rise to, or governing any Claim or Equity Interest in the Debtors shall be deemed canceled and annulled without further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of the Debtors thereunder shall be discharged.

         D.       DISTRIBUTIONS UNDER THE PLAN.

                  1. Timing of Distributions. The Disbursing Agent shall make all Distributions required under the Plan. Whenever any Distribution to be made under the Plan shall be due on a day other than a Business Day, such Distribution shall instead be made, without interest, on the immediately succeeding Business Day, but shall be deemed to have been made on the date due. For federal income tax purposes, a Distribution will be allocated to the principal amount of a Claim first and then, to the extent the Distribution exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest. Any Distribution to be made pursuant to the Plan shall be deemed to have been timely made if made within ten (10) days after the time therefore specified in the Plan.

                  2.       Delivery Of Distributions.

                           (a)      GENERAL PROVISIONS; UNDELIVERABLE
DISTRIBUTIONS. Subject to Bankruptcy Rule 9010 and except as otherwise provided in the Plan, Distributions to holders of Allowed Claims and Equity Interests will be made at (i) the address of each holder as set forth in the Schedules filed with the Bankruptcy Court unless superseded by the address set forth on proofs of Claim filed by such holder, or (ii) the last known address of such holder if no proof of Claim is filed or if the Distributing Agent or the Debtors have been notified in writing of a change of address.

         If any Distribution is returned as undeliverable, the Disbursing Agent, in its discretion, may make such efforts to determine the current address of the holder of the Claim or Equity Interest with respect to which the Distribution was made as the Disbursing Agent deems appropriate, but no Distribution to any holder will be made unless and until the Disbursing Agent has determined the then-current address of the holder, at which time the Distribution to such holder will be made to the holder without interest.

                           (b)      UNDELIVERABLE DISTRIBUTIONS AS UNCLAIMED
PROPERTY. Distributions that are not claimed by the expiration of one year from the date the Distribution is made will be deemed unclaimed property under section 347(b) of the Bankruptcy Code and will revest in the appropriate Debtor. After the expiration of the one-year period, the claim of any Person to such Distributions will be discharged and forever barred. Nothing contained in the Plan will require the Disbursing Agent or the Debtors to attempt to locate any holder of an Allowed Claim or Equity Interest.

                  3. Manner of Cash Payments Under the Plan. Cash payments made pursuant to the Plan will be in United States dollars by checks drawn on a domestic bank selected by the Disbursing Agent or by wire transfer from a domestic bank, at the option of the Disbursing Agent.

                  4. Time Bar to Cash Payments by Check. Checks issued by or on account of Allowed Claims or Equity Interests will be null and void if not negotiated within one hundred and eight (180) days after the date of issuance thereof. Requests for reissuance of any check must be made in writing directly to the Disbursing Agent by the holder of the Allowed Claim or Equity Interest to whom the check was originally issued, on or before the first anniversary of the date on which such Distribution was first made. After such date, all Allowed Claims and Equity Interests in respect of void checks will be discharged and forever barred and the proceeds of such checks will revest in and become the property of the appropriate Debtor as unclaimed property in accordance with Bankruptcy Code section 347(b).

                  5. Estimation of Claims. The Disbursing Agent may, at any time, request that the Bankruptcy Court estimate any Contested Claim for which it is or may be liable under the Plan (including any Claim for taxes) to the extent permitted by section 502(c) of the Bankruptcy Code regardless of whether the Disbursing Agent has previously objected to the Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any Contested Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on the Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the Claim, the Disbursing Agent may elect to pursue supplemental proceedings to object to the ultimate payment of the Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

                  6. Distributions After Effective Date. Distributions made after the Effective Date to holders of Claims or Equity Interests that are not Allowed Claims or Equity Interests as of the Effective Date but that later become Allowed Claims or Equity Interests will be deemed to have been made on the Effective Date or, if no Distribution with respect to such Claim or Equity Interest is required to be made on the Effective Date, such other date as may be applicable to such Distribution.

                  7. Distributions Under Twenty-Five Dollars. No Distribution of less than $25.00 shall be made by the Disbursing Agent to the holder of any Allowed Claim or Equity Interest unless a request therefore is made in writing to the Disbursing Agent.

                  8. Fractional Shares. Notwithstanding any other provision of the Plan to the contrary, no fractional shares of New CMI Common Stock, or Holdings Stock if the Structuring Election is made, will be issued pursuant to the Plan. Whenever any payment of a fraction of a share of New CMI Common Stock under the Plan would otherwise be required, the actual Distribution made will reflect a rounding of such fraction to the nearest whole share (up or down), with half shares or less being rounded down and fractions in excess of half of a share being rounded up.

                  9. Fractional Cents. Notwithstanding any other provision of the Plan to the contrary, no payment of fractional cents will be made pursuant to the Plan. Whenever any payment of a fraction of a cent under the Plan would otherwise be required, the actual Distribution made will reflect a rounding of such fraction to the nearest whole penny (up or down), with half pennies or less being rounded down and fractions in excess of half of a penny being rounded up.

                  10. Interest On Claims. Except as specifically provided for in the Plan or as allowed by the Bankruptcy Court, interest will not accrue on Claims and no holder of a Claim will be entitled to interest accruing on or after the Petition Date on any Claim. Interest will not accrue or be paid on any Contested Claim in respect of the period from the Petition Date to the date a Distribution is made thereon if and after such Contested Claim becomes an Allowed Claim.

                  11. No Distribution in Excess of Allowed Amount of Claim. Notwithstanding anything to the contrary contained in the Plan or herein, no holder of an Allowed Claim will receive in respect of the Claim any Distribution in excess of the Allowed amount of that Claim.

                  12. Setoff And Recoupment. Except as otherwise provided in the Plan, the Debtors may, but will not be required to, set off against, or recoup from, any Distributions to be made pursuant to the Plan, any claims or defenses of any nature whatsoever that the Debtors may have against the holder thereof, but neither the failure to do so nor the allowance of any Claim or Equity Interest under the Plan will constitute a waiver or release by the Debtors of any right of setoff or recoupment any of them may have against the holder of such Claim or Equity Interests.

                  13. Payment Of Taxes On Distributions Received Pursuant to the Plan. In connection with the Plan, the Debtors and the Disbursing Agent, as applicable, shall comply with all withholding and reporting requirements imposed by federal, state, local, and foreign taxing authorities and all Distributions shall be subject to such withholding and reporting requirements. Notwithstanding the above, each holder of an Allowed Claim or Equity Interest that is to receive a Distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any government unit, including income, withholding and other tax obligations, on account of such Distribution. The Disbursing Agent has the right, but not the obligation, to not make a Distribution until such holder has made arrangements satisfactory to the Disbursing Agent for payment of any such tax obligations. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of promissory notes, equity securities, or other instruments under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

                  14.      Surrender and Cancellation of Instruments.

                           (a)      GENERAL REQUIREMENT OF SURRENDER. On the
Effective Date of the Plan, the Existing CMI Stock and all promissory notes (including the CMI Notes), instruments, securities and agreements evidencing a Claim or Equity Interest shall be canceled. At the option of the Disbursing Agent, no Distribution under the Plan shall be made to or on behalf of any holder of any such Claim or Equity Interest unless and until such Existing CMI Stock, CMI Notes, promissory note, instrument, security or agreement is surrendered or the unavailability thereof is reasonably established to the satisfaction of the Disbursing Agent and such holder executes and delivers any documents necessary to release all encumbrances arising under any applicable security agreement or nonbankruptcy law and such other documents as the Disbursing Agent may reasonably request.

                           (b)      LOST, STOLEN, MUTILATED, OR DESTROYED
INSTRUMENTS. In accordance with section 1143 of the Bankruptcy Code, any such holder of a Claim or Equity Interest that fails to surrender or cause to be surrendered such promissory note, instrument, security or agreement or to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent, and, in the event that the Disbursing Agent requests, furnish a bond in form and substance reasonably satisfactory to the Disbursing Agent (including, without limitation, amount), shall be deemed to have forfeited all rights, claims, and interests and shall not participate in any Distribution hereunder (to the extent otherwise entitled).

                  15.      Procedures For Treating Disputed Claims Under The
Plan.

                           (a)      FILING OF OBJECTIONS. As soon as
practicable, but in no event later than ninety (90) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court, objections to Claims will be filed with the Bankruptcy Court and served upon the holders of each Claim to which an objection is made. After the occurrence of the Effective Date, only the Debtor or the Disbursing Agent may prosecute or settle an objection to a Claim.

                           (b)      PROSECUTION OF CONTESTED CLAIMS. The
Debtors or the Disbursing Agent may object to the allowance of Claims filed with the Bankruptcy Court with respect to which liability is disputed in whole or in part. All objections that are filed and prosecuted as provided in the Plan shall be litigated to Final Order or compromised and settled in accordance with the Plan.

                           (c)      COMPROMISE AND SETTLEMENT. Notwithstanding
any requirements that may be imposed pursuant to Bankruptcy Rule 9019, from and after the Effective Date, the Debtors and/or the Disbursing Agent may compromise and settle any Claim (except the Claim of an "insider," as defined in section 101(31) of the Bankruptcy Code) without review or approval of the Bankruptcy Court or any other party in interest to the extent the difference between the amount of the Claim listed on the appropriate Debtor's Schedules and the amount of the Claim proposed to be Allowed under the settlement is $20,000 or less.

                           (d)      NO DISTRIBUTIONS PENDING ALLOWANCE.
Notwithstanding any other provision hereof, if any portion of a Claim is a Contested Claim, no Distribution will be made on account of the portion of the Contested Claim unless and until it becomes an Allowed Claim, and the making of Distributions provided for in the Plan will be made only on account of the portion of the Claim that is Allowed.

                           (e)      DISTRIBUTIONS WHEN A CONTESTED CLAIM
BECOMES AN ALLOWED CLAIM. Distributions to each holder of a Contested Claim, to the extent that the contested Claim ultimately becomes an Allowed Claim (and to the extent that the holder of the Contested Claim has not received prior Distributions on account of that Claim), will be made in accordance with the provisions of the Plan governing the class of Claims in which the Claim is classified.

         E.       CONDITIONS PRECEDENT TO CONFIRMATION AND OCCURRENCE OF
EFFECTIVE DATE.

                  1. Waiver of Conditions. Each of the conditions precedent to confirmation and to the Effective Date may be waived or modified, in whole or in part, by the Proponents.

                  2. Conditions Precedent to the Confirmation of the Plan. The following are the conditions precedent to confirmation of the Plan that must be satisfied unless waived in accordance with the provisions of the
Plan:

                           (a)      The Confirmation Order shall have been
entered by the Bankruptcy Court;

                           (b)      The Bankruptcy Court shall have entered an
order or orders, which may be the Confirmation Order, approving the Plan Documents, authorizing the Debtors to execute, enter into, and deliver the Plan Documents and to execute, implement, and to take all actions otherwise necessary or appropriate to give effect to, the transactions contemplated by the Plan and the Plan Documents.

                           (c)      The Confirmation Order shall be, in form
and substance, acceptable to the Proponents and shall provide, among other things that, except for the liabilities expressly assumed under the Plan, the Debtors, the CMI Trust, and Holdings shall not be liable or responsible, as a successor, control person or otherwise, for any Claim or Equity Interest, any environmental condition, any tax statutes or ordinances, and any products liability theory or similar Claims or Cause of Action.

                  3. Conditions to the Effective Date of the Plan. The following are the conditions precedent to the Effective Date, each of which must be satisfied unless waived in accordance with the provisions of the Plan:

                           (a)      The Confirmation Order and any other orders
provided for in Section 9.1 of the Plan shall have been entered by the Bankruptcy Court, be in full force and effect and not be subject to any stay or injunction.

                           (b)      The Debtors shall have entered into the
Exit Facility, which shall be in form and substance acceptable to the Proponents, and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof.

                           (c)      All necessary consents, authorizations and
approvals shall have been given for the transfers of property and the payments provided for or contemplated by the

Plan, including all Cash payments, the issuance of Plan Notes and the New CMI Common Stock and, if applicable, the issuance of the CMI Trust Interests and the Holdings Stock.

                  4. Effect of Failure or Absence of Waiver of Conditions Precedent to the Effective Date of the Plan. If one or more of the conditions to the Effective Date will not have occurred or been waived on or before [60 DAYS] after the Confirmation Date, subject to extension by the Proponents, upon notification submitted by the Proponents to the Bankruptcy Court, the United States Trustee, and counsel for the Committee, then: (a) the Confirmation Order will be vacated and will be of no further force or effect, (b) no Distributions under the Plan will be made, (c) the Debtors and all holders of Claims and Equity Interests will be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (d) the Debtors' obligations with respect to Claims and Equity Interests will remain unchanged and nothing contained herein will constitute or be deemed a waiver or release of any causes of action or any other claims of or against the Debtors or any other entity or to prejudice in any manner the rights of the Debtor, or any entity in any further proceedings involving the Debtors.

         F.       EFFECTS OF PLAN CONFIRMATION.

                  1. Debtors' Authority. Until the Effective Date, the Bankruptcy Court will retain custody and jurisdiction of the Debtors and their respective Assets and operations. On and after the Effective Date, the Debtors and their respective Assets and operations will be released from the custody and jurisdiction of the Bankruptcy Court, except for those matters as to which the Bankruptcy Court specifically retains jurisdiction under the Plan or the Confirmation Order; provided, however, the Cash, Plan Notes, New CMI Common Stock, CMI Trust Interests and Holdings Stock to be distributed pursuant to the Plan and which, to the extent not distributed by the Disbursing Agent will be held in trust by the Disbursing Agent, will remain subject to the jurisdiction and custody of the Bankruptcy Court until they are Distributed or become unclaimed property as provided in the Plan.

                  2. Vesting and Liens. On the Effective Date, all property of the Debtors shall vest as provided for in the Plan free and clear of all liens other than liens that are expressly provided for in the Plan.

                  3.       Discharge of Debtors.

                           (a)      SCOPE. Except as otherwise provided in the
Plan or the Confirmation Order and in accordance with section 1141(d)(1) of the Bankruptcy Code, entry of the Confirmation Order will discharge, effective as of the Effective Date, all debts of, Claims against, liens on the property of, and Equity Interests or any other interests in the Debtors and their Assets and Estates that arose at any time before the Effective Date (including, without limiting the generality of the foregoing, on which a Debtor or a Debtor in Possession is or may be liable in any amount and for any reason). The discharge of the Debtors and Debtors in Possession will be effective as to each and all Claims and Equity Interests, regardless of whether a proof of Claim or Equity Interest therefor was filed or whether the holder thereof votes to accept the Plan. On the Effective Date, as to every discharged Claim and Equity Interest, any holder of such Claim or Equity Interest will be precluded from asserting against the Debtors and

Debtors in Possession, their successors, or their Assets and Estates, any other or further Claim or Equity Interest based upon any document, instrument, act, omission, transaction, or other action or inaction of any kind or nature that occurred before the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

                           (b)      INJUNCTION. On the Effective Date, all
Persons who have been, are, or may be holders of Claims against or Equity Interest in the Debtors shall be enjoined from taking any of the following actions against or affecting the Debtors, the Informal Committee, the CMI Trust, Holdings, the Estates or the Assets, or any of their respective officers, directors, employees, agents, representatives, members, advisors, or attorneys or their respective assets and property with respect to such Claims or Equity Interests: (i) commencing, conducting or continuing in any manner, directly or indirectly, any Cause of Action or other proceeding of any kind (including, without limitation, all Causes of Action, and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice); (ii) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order; and (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance.

                           (c)      RELEASE OF COLLATERAL. Unless a particular
secured Claim is reinstated: (i) each holder of a secured Claim or a Claim that is purportedly secured will on or immediately before the Effective Date, (A) turn over and release to the appropriate Debtor any and all property of the relevant party that secures or purportedly secures such Claim, and (B) execute such documents and instruments as the Disbursing Agent may reasonably require to evidence such holder's release of such property; and (ii) on the Effective Date, all claims, right, title, and interest in such property will revert to the appropriate Debtor free and clear of all Claims and Equity Interests, including, without limitation, liens, charges, pledges, interests, encumbrances, security interests, and any other interests of any kind.

                           (d)      TERM OF INJUNCTIONS OR STAYS. Unless
otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, will remain in full force and effect until the Effective Date.

                           (e)      EXCULPATION OF CERTAIN PERSONS. Pursuant to
the Plan, the Debtors, the Informal Committee, the Disbursing Agent, all of the aforementioned Persons' respective officers, directors, employees, advisors, attorneys, members and agents, shall (a) neither have nor incur any liability to any Person for any act or omission in connection with or arising out of the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct as determined by a Final Order of the Bankruptcy Court, and (b) in all respects, be entitled to rely upon the advice of counsel and all information provided by other exculpated Persons without any duty to investigate the veracity or accuracy of such information with respect to their duties and responsibilities under the Plan.

VIII.    CERTAIN FACTORS TO BE CONSIDERED

         HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH OR INCORPORATED BY REFERENCE, PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

         A.       GENERAL CONSIDERATIONS.

         The formulation of a reorganization plan is the principal purpose of a Chapter 11 case. The Plan sets forth the means for satisfying the various Claims against and Equity Interests in the Debtors. Reorganization of the Debtors under the proposed Plan also avoids the potentially adverse impact of a liquidation on employees of CMI and Elastics and Elastics customers, suppliers, and trade vendors.

         B.       SETTLEMENTS EMBODIED IN THE PLAN.

         The Plan contains debtor-creditor settlements that are reflected in the relative recoveries of the creditor groups and that are designed to achieve a global resolution of the Chapter 11 Cases, through settlement, rather than litigation. In proposing the Plan, the Proponents intend to offer a non-litigation alternative to creditors in the context of the reorganization of CMI's business.

         The Proponents believe that settlement of these disputes is the best way to ensure a prompt resolution of the Chapter 11 Cases and is in the best interests of all creditors. The Debtors further believe that although the results of litigation can never be predicted with complete certainty and could (but are not likely to) produce somewhat different absolute and relative recoveries from those embodied in the Plan, such litigation would not be resolved for an extremely long extended period of time, delaying distributions and exposing the Debtors, their respective Assets and business to the continued negative effects of operating under Chapter 11 of the Bankruptcy Code, further depressing sales and market share in key product areas.

         C.       CERTAIN BANKRUPTCY CONSIDERATIONS.

                  1. Risk of Liquidation. If the Plan is not confirmed and consummated, there can be no assurance that the Chapter 11 Cases will continue rather than be converted to Chapter 7 liquidation cases, or that any alternative plan of reorganization would be on terms as favorable to holders of Claims and Equity Interests as the terms of the Plan. If a liquidation or protracted reorganization were to occur, the Distributions to holders of Allowed Claims and Equity Interests could be drastically reduced. The Proponents believe that, in a liquidation under Chapter 7, holders of Allowed Claims and Equity Interests would receive substantially less because of the inability in a liquidation to realize the greater going-concern value of the Debtors' Assets. In addition, administrative expenses of a Chapter 7 trustee and the trustee's attorneys, accountants, and other professionals would cause a substantial erosion of the value of any potential estate. In addition, certain Claims would arise by reason of the liquidation and from the rejection of unexpired leases and other executory contracts (including lease and contracts already assumed in the Chapter 11 Cases) in connection with the cessation of CMI's operations.

                  2. Risk of Non-Confirmation of the Plan; Feasibility. Even if all impaired Classes of Claims and Equity Interests accept or are deemed to have accepted the Plan, or, with respect to a Class that rejects or is deemed to reject the Plan, the requirements for "cramdown" are met, the Bankruptcy Court, which can exercise substantial discretion, may determine that the Plan does not meet the requirements for confirmation under section 1129(a) and (b) of the Bankruptcy Code. Section 1129(a) of the Bankruptcy Code requires, among other things, a demonstration that the confirmation of the Plan will not be followed by liquidation or need for further financial reorganization of the Debtors, except as contemplated by the Plan, and that the value of Distributions to creditors and equity security holders who vote to reject the Plan not be less than the value of distributions such creditors and equity security holders would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. Although the Debtors believe that the Plan will meet the requirements for confirmation, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

                  3. Non-Consensual Confirmation. If any impaired Class of Claims or Equity Interests does not accept the Plan by the requisite statutory voting thresholds provided in section 1126(c) or (d) of the Bankruptcy Code or is deemed to reject the Plan pursuant to section 1126(f) or
(g) of the Bankruptcy Code, as applicable, the Debtors and Informal Committee will (i) seek confirmation of the Plan from the Bankruptcy Court by employing the "cramdown" procedures set forth in section 1129(b) of the Bankruptcy Code and/or (ii) modify the Plan in accordance thereof. In order to confirm the Plan under section 1129(b), the Bankruptcy Court must determine that, in addition to satisfying all other requirements for confirmation, the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired Class that has not accepted the Plan.

         If the Bankruptcy Court determines that the Plan violates section 1129 of the Bankruptcy Code in any manner, including, but not limited to, the cramdown requirements under section 1129(b) of the Bankruptcy Code, the Proponents reserve the right to amend the Plan in such a manner so as to satisfy the requirements of section 1129 of the Bankruptcy Code.

         D. FACTORS AFFECTING THE VALUE OF NEW CMI COMMON STOCK OR HOLDINGS STOCK TO BE ISSUED UNDER THE PLAN.

                  1. Competitive Conditions. All of Elastics markets are highly competitive. Elastics' operations may be negatively impacted by changes in the financial strength of the retail industry, the level of consumer spending for apparel, the amount of sales of Elastics' products, the competitive pricing environment within the basic apparel segment of the apparel industry, Elastics' ability to develop, market and sell new products, and Elastics' successful planning and execution of production necessary to maintain inventories at levels sufficient to meet customer demand and the success of planned marketing and the resolution of legal and other contingent liabilities and changes in laws and regulations.

                  2. Leverage; Ability to Service Indebtedness. Reorganized CMI will have material levels of debt subsequent to emergence from the Chapter 11 Cases due, in part, to the Plan Notes. Reorganized CMI also may incur additional indebtedness in the future. The degree to which reorganized CMI will be leveraged could have important consequences, including, but not limited to, the following: (i) a substantial portion of reorganized CMI's cash flow from operations will be required to be dedicated to debt service and will not be available to reorganized CMI for its operations, (ii) reorganized CMI's ability to obtain additional financing in the future for acquisitions, capital expenditures, working capital or general corporate purposes could be limited, and (iii) reorganized CMI will have increased vulnerability to adverse general economic and industry conditions. Reorganized CMI's ability to make scheduled interest payments on, or to refinance its indebtedness (including the Plan Notes and the Exit Facility), depends on its future performance and financial results, which, to a certain extent, are subject to general economic, financial, competitive, legislative, regulatory and other factors beyond reorganized CMI's control. There can be no assurance that reorganized CMI's business will generate sufficient cash flow from operations or that future working capital borrowings will be available in an amount sufficient to enable reorganized CMI to service its indebtedness, including the Plan Notes and the Exit Facility, or to make necessary capital expenditures.

                  3. Restrictions Imposed By Indebtedness. The Plan Notes and their accompanying indenture are expected to contain covenants that, among other things and subject to certain exceptions, limit the ability of reorganized CMI to (i) incur additional indebtedness, (ii) permit subsidiaries to issue debt and/or preferred stock, (iii) pay dividends or make other restricted payments, (iv) sell its assets or subsidiary stock, (v) enter into transactions with certain affiliates, (vi) create liens, (vii) enter into sale and leaseback transactions and (viii) restrict its subsidiaries from making distributions to reorganized CMI. In addition, under the Exit Facility, Elastics may be required to satisfy certain financial covenants. The ability of reorganized CMI to comply with any of the foregoing provisions may be affected by events beyond reorganized CMI's control. The breach of any of these covenants could result in a default under the Exit Facility, which may result in amounts borrowed under the Exit Facility being declared due and payable. A default under the Exit Facility or any instruments governing reorganized CMI's other indebtedness could constitute a cross-default under the Plan Notes and any instruments governing reorganized CMI's other indebtedness, and a default under the Plan Notes could constitute a cross-default under the Exit Facility and any instruments governing reorganized CMI's other indebtedness.

                  4. Dividend Policies. Reorganized CMI does not anticipate paying any dividends on the New CMI Common Stock, or Holdings Stock, if the Structuring Election is made, in the foreseeable future. In addition, covenants in the Plan Notes and/or the Exit Facility will most likely limit the ability of reorganized CMI to pay dividends.

         E.       INHERENT UNCERTAINTY OF FINANCIAL PROJECTIONS.

         The projections forecast reorganized CMI's operations through the period ending December 31, 2003. The projections are based on numerous assumptions that are an integral part of the projections, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of reorganized CMI, industry performance, general business and economic conditions, competition, adequate financing, continued supply and replenishment of inventory at assumed prices, and other matters, many of which will be beyond the control of reorganized CMI and some or all of which may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date that this Disclosure Statement was approved by the Bankruptcy Court may affect the actual financial results of the

Debtors' or reorganized CMI's operations. These variations may be material and may adversely affect the value of the New CMI Common Stock, or Holdings Stock if the Structuring Election is made, and the ability of reorganized CMI to pay the obligations owing to certain holders of Claims entitled to Distributions under the Plan. Because the actual results achieved throughout the periods covered by the projections may vary from the projected results, the projections should not be relied upon as a guaranty, representation, or other assurance of the actual results that will occur.

IX.      RESALE OF SECURITIES RECEIVED UNDER PLAN

         Under section 1145(a) of the Bankruptcy Code, the issuance of securities to be distributed under the Plan and the subsequent resale of such securities by Persons that are not "underwriters" (as defined in section 1145(b) of the Bankruptcy Code) are not subject to the registration requirements of section 5 of the Securities Act. Thus, the securities issued under the Plan may be freely transferred by most recipients following Distribution under the Plan, and all resales and subsequent transactions in such securities will be exempt from registration under federal and state securities laws, unless the holder is an "underwriter" with respect to such securities.

         To the extent that Persons deemed to be "underwriters" receive securities pursuant to the Plan, resales by such Persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. However, Persons deemed to be underwriters may be able to sell such securities without registration subject to the provisions of Rule 144 promulgated under the Securities Act, which permits the public sale of securities received pursuant to the Plan by Persons who would be deemed to be "underwriters" pursuant to section 1145 of the Bankruptcy Code, subject to the availability to the public of current information regarding the issuer and to volume limitations and certain other conditions.

         Whether or not any particular entity would be deemed to be an "underwriter" with respect to any security issued under the Plan would depend upon various facts and circumstances applicable to that entity. BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER, NEITHER THE DEBTORS NOR THE NOTEHOLDER COMMITTEE MAKES ANY REPRESENTATION CONCERNING THE ABILITY OF ANY ENTITY TO DISPOSE OF THE SECURITIES TO BE DISTRIBUTED UNDER THE PLAN. THE PROPONENTS RECOMMEND THAT RECIPIENTS OF SECURITIES UNDER THE PLAN CONSULT WITH THEIR OWN LEGAL COUNSEL CONCERNING THE LIMITATIONS ON THEIR ABILITY TO DISPOSE OF SUCH SECURITIES.

X.       VOTING REQUIREMENTS

         The Voting Procedures Order sets forth in detail, among other things, procedures governing voting deadlines, and objection deadlines. The Voting Procedures Order, the notice of the Confirmation Hearing, and the instructions attached to the ballot should be read in connection with this Section of this Disclosure Statement.

         If you have any questions about the procedure for voting your Claim or Equity Interest or the packet of materials you received, please contact:
[ ]______________, by regular mail at [ADDRESS], or, if delivered in person or by overnight courier, to [ ]Attention: [ ] the "Ballot Agent."

         If you wish to obtain an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents at your own expense (unless otherwise specifically required by Bankruptcy Rule 3017(d)), please contact:
McNair Law Firm, P.A., 1301 Gervais Street, Suite 1700, Columbia, South Carolina 29201, ATTN: Michael M. Beal, Esq., Facsimile No. (803) 376-2277.

         The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the requirements of Chapter 11 of the Bankruptcy Code and that the disclosures of the Proponents concerning the Plan have been adequate and have included information concerning all Distributions made or promised by the Proponents in connection with the Plan and the Chapter 11 Cases. In addition, the Bankruptcy Court must determine that the Plan has been proposed in good faith and not by any means forbidden by law.

         In particular, in order to confirm the Plan, the Bankruptcy Code requires the Bankruptcy Court to find, among other things, that the Plan: (i) has been accepted by the requisite votes of all Classes of impaired Claims and Equity Interests unless approval will be sought under section 1129(b) of the Bankruptcy Code in respect of one or more dissenting Classes, which may be the case under the Plan; (ii) is "feasible," which means that there is a reasonable probability that confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization; and (iii) is in the "best interests" of all holders of Claims and Equity Interests, which means that such holders will receive at least as much under the Plan as they would receive in a liquidation under Chapter 7 of the Bankruptcy Code. The Proponents believe that the Plan satisfies all these conditions.

         A.       VOTING DEADLINE.

         This Disclosure Statement and the appropriate ballot(s) are being distributed to all holders of Claims and Equity Interests that are entitled to vote on the Plan. There is a separate ballot designated for each impaired voting Class in order to facilitate vote tabulation; however, all ballots are substantially similar in form and substance, and the term "ballot" is used without intended reference to the ballot of any specific Class of Claims or Equity Interests.

         IN ACCORDANCE WITH THE VOTING PROCEDURES ORDER, IN ORDER TO BE CONSIDERED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN, ALL BALLOTS MUST BE RECEIVED BY THE BALLOT AGENT] NO LATER THAN 4:00 P.M. (PREVAILING EASTERN CITY
TIME) ON [______ __,] 2002, THE VOTING DEADLINE. ONLY THOSE BALLOTS ACTUALLY RECEIVED BY THE BALLOT AGENT BEFORE THE VOTING DEADLINE WILL BE COUNTED AS EITHER ACCEPTING OR REJECTING THE PLAN.

         B.       HOLDERS OF CLAIMS ENTITLED TO VOTE.

         Under section 1124 of the Bankruptcy Code, a class of claims or equity interests is deemed to be "impaired" under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof; or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan (A) cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy), (B) reinstates the maturity of such claim or interest as it existed before the default, (C) compensates the holder of such claim or interest for any damages resulting from such holder's reasonable reliance on such legal right to an accelerated payment, and (D) does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder of such claim or interest.

         In general, a holder of a claim or interest may vote to accept or reject a plan if (i) the claim or interest is "allowed," which means generally that it is not disputed, contingent, or unliquidated, and (ii) the claim or interest is impaired by a plan. If the holder of an impaired claim or interest will not receive any distribution under the plan in respect of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan and provides that the holder of such claim or interest is not entitled to vote. If the claim or interest is not impaired, the Bankruptcy Code conclusively presumes that the holder of such claim or interest has accepted the plan and provides that the holder is not entitled to vote.

         The holder of a Claim or Equity Interest against one or more Debtors that is "impaired" under the Plan is entitled to vote to accept or reject the Plan if (i) the Plan provides a distribution in respect of such Claim; and
(ii)(A) the Claim has been scheduled by the appropriate Debtor, (and is not scheduled as disputed, contingent, or unliquidated), or (B) the holder filed a proof of Claim on or before [____________], 2002, pursuant to sections 502(a) and 1126(a) of the Bankruptcy Code and Bankruptcy Rules 3003 and 3018 and there is not, as of the voting deadline, an objection pending with respect to the Claim (unless and to the extent the Claim is temporarily allowed for voting purposes under Bankruptcy Rule 3018(a)). AS SET FORTH IN THE NOTICE OF CONFIRMATION HEARING AND IN THE VOTING PROCEDURES ORDER, HOLDERS OF CLAIMS AND EQUITY INTERESTS THAT ARE THE SUBJECT OF AN OBJECTION THAT HAS BEEN FILED ON OR BEFORE [_________ __], 2002 MUST FILE MOTIONS TO HAVE THEIR CLAIMS TEMPORARILY ALLOWED FOR VOTING PURPOSES ON OR BEFORE [__________ __], 2002.

         Each holder of an Allowed Claim or Equity Interest (and each holder of a Claim or Equity Interest that has been temporarily allowed for voting purposes only under Bankruptcy Rule 3018(a)) in an impaired Class of Claims or Equity Interests with respect to which any Distribution will be made hereunder will be entitled to vote separately to accept or reject the Plan as provided in the Voting Procedures Order. In accordance with section 1126(f) of the Bankruptcy Code, all Classes 1A-F - Priority Claims, Classes 2A-F - Bank Secured Claims; Class 3F - Elastics Other Secured Claims; Class 4F - Elastics Unsecured Claims; and Classes 5B-E - Chatham Fabrics, CRPI, CHC and CLC Equity Interests are unimpaired, are deemed to have accepted the Plan and are not entitled to vote. The holders of Classes 3A-E - CMI, Chatham Fabrics, CRPI, CHC and CLC Other Secured Claims; Classes 4A-E - CMI, Chatham Fabrics, CRPI, CHC and CLC Unsecured Claims and Classes 5A and 5F - CMI and Elastics Equity Interest are impaired and are entitled to vote.

         A vote on the Plan may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. The Voting Procedures Order also sets forth assumptions and procedures for tabulating ballots that are not completed fully or correctly.

         C.       VOTE REQUIRED FOR ACCEPTANCE BY A CLASS.

         As a condition to confirmation, the Bankruptcy Code requires that each Class of impaired Claims and Equity Interests vote to accept the Plan, except under certain circumstances. See Section X.B. "Holders of Claims Entitled to Vote."

         A Class of Claims shall have accepted the Plan if it is accepted by at least two-thirds (2/3rds) in amount and more than one-half (1/2) in number of the Allowed Claims in such Class that have voted on the Plan in accordance with the Voting Procedures Order. A Class of Equity Interests shall have accepted the Plan if it is accepted by at least two-thirds (2/3rds) in amount of the Allowed Equity Interests in such Class that have voted on the Plan in accordance with the Voting Procedures Order.

         D.       VOTING PROCEDURES.

                  1. Ballots. All votes to accept or reject the Plan with respect to any Class of Claims must be cast by properly submitting the duly completed and executed form of ballot designated for such Class. Holders of impaired Claims or Equity Interests voting on the Plan should complete and sign the ballot in accordance with the instructions thereon, being sure to check the appropriate box entitled "Accept the Plan" or "Reject the Plan."

         ANY BALLOT RECEIVED WHICH DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR WHICH INDICATES BOTH ACCEPTANCE AND REJECTION OF THE PLAN WILL BE COUNTED AND WILL BE DEEMED TO BE CAST AS AN ACCEPTANCE OF THE PLAN.

         ANY BALLOT RECEIVED WHICH IS NOT SIGNED OR WHICH CONTAINS INSUFFICIENT INFORMATION TO PERMIT THE IDENTIFICATION OF THE CLAIMANT OR EQUITY HOLDER WILL BE AN INVALID BALLOT AND WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING ACCEPTANCE OR REJECTION OF THE PLAN.

         Ballots must be delivered to the Ballot Agent, at its address set forth above, and received by the voting deadline. THE METHOD OF SUCH DELIVERY IS AT THE ELECTION AND RISK OF THE VOTER. If such delivery is by mail, it is recommended that voters use an air courier with a guaranteed next day delivery or registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery.

         In accordance with Rule 3018(c) of the Bankruptcy Rules, the ballots are based on Official Form No. 14, but have been modified to meet the particular needs of these cases. PLEASE CAREFULLY FOLLOW THE DIRECTIONS CONTAINED ON EACH ENCLOSED BALLOT.

         In most cases, each ballot enclosed with this Disclosure Statement has been encoded with the amount of the Allowed Claim or Equity Interest for voting purposes (if the Claim is a Disputed Claim, this amount may not be the amount ultimately allowed for purposes of Distribution) and the Class into which the Claim or Equity Interest has been placed under the Plan.

                  2. Withdrawal or Change of Votes on the Plan. A ballot may be withdrawn by delivering a written notice of withdrawal to the Ballot Agent, so that the Ballot Agent receives the notice prior to the voting deadline. Thereafter, withdrawal may be effected only with the approval of the Bankruptcy Court.

         In order to be valid, a notice of withdrawal must (i) specify the name of the holder who submitted the ballot to be withdrawn, (ii) contain a description of the Claim(s) or Equity

Interest(s) to which it relates, and (iii) be signed by the holder in the same manner as on the ballot. The Proponents expressly reserve the absolute right to contest the validity of any such withdrawals of votes on the Plan.

         Any holder who has submitted to the Ballot Agent prior to the voting deadline a properly completed ballot may change its vote by submitting to the Ballot Agent prior to the voting deadline a subsequent properly completed ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed ballot is received with respect to the same Claim or Equity Interest, the ballot that bears the latest date will be counted for purposes of determining whether sufficient acceptances required to confirm the Plan have been received.

                  3. Voting Multiple Claims. Separate forms of ballots are provided for voting the various Claims and Equity Interests and Classes of Claims and Equity Interests. A SEPARATE ballot must be used for each Claim and Equity Interest. Ballot forms may be copied if necessary. Any Person who holds Claims or Equity Interests in more than one Class or multiple Claims or Equity Interests within a Class is required to vote separately with respect to each Claim and each Equity Interest. Please sign, and return in accordance with the instructions in this Section, a separate ballot on the appropriate form to vote with respect to each such Claim and each such Equity Interest. Only ballots with original signatures will be accepted. Ballots with copied signatures will NOT be accepted.

XI.      CONFIRMATION OF THE PLAN

         A.       CONFIRMATION HEARING.

         The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing with respect to the Plan. At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code described below are met.

         The Confirmation Hearing has been scheduled to begin on [___________ __, 2002], at [__:_] .m. (prevailing Eastern time) before the Honorable
_____________, United States Bankruptcy Judge, United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing.

         B.       DEADLINE TO OBJECT TO CONFIRMATION.

         Any objection to the confirmation of the Plan must be made in writing and specify in detail (i) the name and address of the objector, (ii) all grounds for the objection and (iii) the amount of the Claim or number and class of shares of Equity Interest held by the objector. Any such objection must be filed with the Bankruptcy Court, with a copy to Judge ________'s chambers, and served so that it is received by the Bankruptcy Court, Judge _______'s chambers, and the following parties on or before [________ __,] 2002 at 4:00 p.m. (prevailing Eastern time): (i) counsel to the Debtors - Saul Ewing LLP, 222 Delaware Street, Wilmington, Delaware 19801, Attn: Mark Minuti, Esq., and McNair Law Firm, P.A., 1301 Gervais Street, Suite 1700, Columbia, South Carolina 29201, Attn: Michael M. Beal, Esq.; (ii) counsel to the Informal Committee - White & Case LLP, First Union Financial Center, Suite 4900, 200 South Biscayne

Boulevard, Miami, Florida, 33131, Attn: Thomas Lauria, Esq., and (iii) Office of the United States Trustee, 844 N. King Street, Room 2313, Wilmington, Delaware 19801, Attn: ________________ Esq.

         C.       REQUIREMENTS FOR CONFIRMATION OF THE PLAN.

         Among the requirements for confirmation of the Plan are that the Plan
(i) is accepted by all impaired Classes of Claims and Equity Interests or, if rejected by an impaired Class, that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such Class, (ii) is feasible, and (iii) is in the "best interests" of creditors and stockholders that are impaired under the Plan.

                  1. Requirements of Section 1129(a) of the Bankruptcy Code. The following requirements must be satisfied pursuant to section 1129(a) of the Bankruptcy Code before the Bankruptcy Court may confirm a reorganization plan:

                                    (1)      The plan complies with the
                                             applicable provisions of the
                                             Bankruptcy Code.

                                    (2)      The proponent of a plan complies
                                             with the applicable provisions of
                                             the Bankruptcy Code.

                                    (3)      The plan has been proposed in good
                                             faith and not by any means
                                             forbidden by law.

                                    (4)      Any payment made or to be made by
                                             the proponent, by the debtor, or
                                             by a person issuing securities or
                                             acquiring property under a plan,
                                             for services or for costs and
                                             expenses in or in connection with
                                             the case, in connection with the
                                             plan and incident to the case, has
                                             been approved by, or is subject to
                                             the approval of, the Bankruptcy
                                             Court as reasonable.

                                    (5)      (A)      (i) The proponent of a
                                             plan has disclosed the identity
                                             and affiliations of any individual
                                             proposed to serve, after
                                             confirmation of the plan, as a
                                             director, officer or voting
                                             trustee of the debtor, an
                                             affiliate of the debtor
                                             participating in a joint plan with
                                             the debtor, or a successor to the
                                             debtor under the plan; and (ii)
                                             the appointment to, or continuance
                                             in, such office of such
                                             individual, consistent with the
                                             interests of creditors and equity
                                             security holders and with public
                                             policy; and

                                             (B)      The proponent of the plan
                                             has disclosed the identity of any
                                             insider (as defined in section 101
                                             of the Bankruptcy Code) that will
                                             be employed or retained by the
                                             reorganized debtor, and the nature
                                             of any compensation for such
                                             insider.

                                    (6)      Any governmental regulatory
                                             commission with jurisdiction,
                                             after of the plan, over the rates
                                             of the debtor has approved any
                                             rate change provided for in the
                                             plan, or such rate change is
                                             expressly conditioned on such
                                             approval.

                                    (7)      With respect to each impaired
                                             class of claims or interests --

                                             (A)      each holder of a claim or
                                                      interest of such class -

                                                      (i)      has accepted the
                                                               plan; or

                                                      (ii)     will receive or
                                                               retain under the
                                                               plan on account
                                                               of such claim or
                                                               interest property
                                                               of a value, as of
                                                               the effective
                                                               date of the plan,
                                                               that is not less
                                                               than the amount
                                                               that such holder
                                                               would so receive
                                                               or retain if the
                                                               debtor were
                                                               liquidated under
                                                               Chapter 7 of the
                                                               Bankruptcy Code
                                                               on such date; or

                                             (B)      if section 1111(b)(2) of
                                                      the Bankruptcy Code
                                                      applies to the claims of
                                                      such class due to its
                                                      election to retain a lien,
                                                      each holder of a claim of
                                                      such class will receive
                                                      or retain under the plan
                                                      on account of such claim
                                                      property of a value, as
                                                      of the effective date of
                                                      the plan, that is not less
                                                      the value of such holder's
                                                      interest in the estate's
                                                      interest in the property
                                                      that secures such claims.

                                    (8)      With respect to each class of
                                             claims or interests --

                                             (A)      such class has accepted
                                                      the plan; or

                                             (B)      such class is not
                                                      impaired under the plan
                                                      (subject to the "cramdown"
                                                      provisions discussed
                                                      below, see Section XI.C.,
                                                      "Requirements of Section
                                                      1129(b) of the Bankruptcy
                                                      Code").

                                    (9)      Except to the extent that the
                                             holder of a particular claim has
                                             agreed to a different treatment of
                                             such claim, the plan provides that
                                             --

                                             (A)      with respect to a claim of
                                                      a kind specified in
                                                      sections 507(a)(1) and
                                                      507(a)(2) of the
                                                      Bankruptcy Code, on the
                                                      effective date of the
                                                      plan, the holder of the
                                                      claim will receive on
                                                      account of such claim
                                                      cash equal to the allowed
                                                      amount of such claim;

                                             (B)      with respect to a class of
                                                      claim of the kind
                                                      specified in sections
                                                      507(a)(3), 507(a)(4),
                                                      507(a)(5), 507(a)(6) or
                                                      507(a)(7) of the
                                                      Bankruptcy Code, each
                                                      holder of a claim of such
                                                      class will receive--

                                                      (i)      if such class has
                                                               accepted the
                                                               plan, deferred
                                                               cash payments of
                                                               a value, of the
                                                               effective date of
                                                               the plan, equal
                                                               to the allowed
                                                               amount of such
                                                               claim; or

                                                      (ii)     if such class has
                                                               not accepted the
                                                               plan, cash on the
                                                               effective date of
                                                               the plan equal to
                                                               the allowed
                                                               amount of such
                                                               claim; and

                                             (C)      with respect to a priority
                                                      tax claim of a kind
                                                      specified in section
                                                      507(a)(8) of the
                                                      Bankruptcy Code, the
                                                      holder of such claim will
                                                      receive on account of such
                                                      claim deferred cash
                                                      payments, over a period
                                                      not exceeding six years
                                                      after the date of
                                                      assessment of such claim,
                                                      of a value, as of the
                                                      effective date of the
                                                      plan, equal to the allowed
                                                      amount of such claim.

                                    (10)     If a class of claims is impaired
                                             under the plan, at least one class
                                             of claims that is impaired under
                                             the plan has accepted the plan,
                                             determined without including any
                                             acceptance of the plan by any
                                             insider.

                                    (11)     Confirmation of the plan is not
                                             likely to be followed by the
                                             liquidation, or the need for
                                             further financial reorganization,
                                             of the debtor or any successor to
                                             the debtor under the plan, unless
                                             such liquidation or reorganization
                                             is proposed in the plan.

                                    (12)     All fees payable under 28 U.S.C.
                                             Section 1930, as determined by the
                                             Bankruptcy Court at the hearing on
                                             confirmation of the plan, have
                                             been paid or the plan provides for
                                             the payment of all such fees on
                                             the effective date of the plan.

                                    (13)     The plan provides for the
                                             continuation after its effective
                                             date of payment of all retiree
                                             benefits, as that term is defined
                                             in section 1114 of the Bankruptcy
                                             Code, at the level established
                                             pursuant to subsection (e)(1)(B)
                                             or (g) of section 1114 of the
                                             Bankruptcy Code, at any time prior
                                             to confirmation of the plan, the
                                             duration of the period the debtor
                                             has obligated itself to provide
                                             such benefits.

         The Proponents believe that the Plan meets all the applicable requirements of section 1129(a) of the Bankruptcy Code other than those pertaining to voting (which has not yet taken place).

                  2. Best Interests of Creditors. Section 1129(a)(7) of the Bankruptcy Code requires that any holder of an impaired claim or interest voting against a proposed plan of reorganization must be provided in the plan with a value, as of the effective date of the plan, at least equal to the value that the holder would receive if the debtor's operations were terminated and its assets liquidated under Chapter 7 of the Bankruptcy Code. To determine what the holders of claims and interests in each impaired Class would receive if the Debtors were liquidated, the Bankruptcy Court must determine the dollar amount that would be generated from a liquidation of each Debtor's Assets in the context of a hypothetical liquidation. Such a determination must take into account the fact that secured Claims, and any Administrative Priority Claims resulting from the original Chapter 11 Cases and from the Chapter 7 cases, would have to be paid in full from the liquidation proceeds before the balance of those proceeds were made available to pay unsecured creditors and make Distributions to holders of Equity Interests.

         Set forth in Exhibit C hereto, CMI has developed an analysis that assumes that the Chapter 11 Cases are converted to Chapter 7 cases and each Debtor's Assets are liquidated under the direction of a Bankruptcy Court-appointed trustee. THE LIQUIDATION VALUATIONS HAVE BEEN PREPARED SOLELY FOR USE IN THIS DISCLOSURE STATEMENT AND DO NOT REPRESENT VALUES THAT ARE APPROPRIATE FOR ANY OTHER PURPOSE. NOTHING CONTAINED IN THIS ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION BY OR ADMISSION OF ANY DEBTOR OR THE NOTEHOLDER COMMITTEE FOR ANY PURPOSE. The assumptions used in developing this analysis are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Debtors or a Chapter 7 trustee. Accordingly, there can be no assurances that the values assumed in the liquidation analysis would be realized if the Debtors were actually liquidated. In addition, any liquidation would take place in the future which cannot presently be predicted. A description of the procedures followed and the assumptions and qualifications made by CMI in connection with the liquidation analysis are set forth in the notes thereto.

         After consideration of the effect that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to the Debtors' creditors and equity interest holders, including (i) increased cost and expenses of liquidation under Chapter 7 arising from fees payable to the Chapter 7 trustee and the attorneys and other professional advisors to such trustee, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation, and from the rejection of unexpired leases and executory contracts in connection with the cessation of the operations of Elastics, (iii) the erosion of the value of the Debtors' Assets in the context of an expedited liquidation required under Chapter 7 and the "forced sale" atmosphere that would prevail, (iv) the adverse effects on the salability of portions of the business that could result from the possible departure of key employees and the loss of customers and vendors,
(v) the cost and expense attributable to the time value of money resulting from what is likely to be a more protracted proceeding, and (vi) the application of the rule of absolute priority to distributions in a Chapter 7 liquidation, the Proponents have determined that confirmation of the Plan will provide each holder of a Claim or Equity Interest in an impaired Class entitled to vote with a greater recovery than such holder would have received under a Chapter 7 liquidation of the Debtors.

                  3. Feasibility. The Proponents believe that reorganized CMI will be able to perform its obligations under the Plan and continue to operate its business without further financial reorganization or liquidation. In connection with confirmation of the Plan, the Bankruptcy Court will have to determine that the Plan is feasible pursuant to section 1129(a)(11)


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


of the Bankruptcy Code, which requires that the confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors.

         To support its belief in the Plan's feasibility, CMI has prepared the projections for reorganized CMI for fiscal years 2002 through 2003, as set forth in Exhibit B attached to this Disclosure Statement.

         THE PROJECTIONS WERE NOT NECESSARILY PREPARED IN ACCORDANCE WITH A VIEW TOWARD WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED BY CMI'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, SOME OF WHICH HAVE NOT BEEN ACHIEVED TO DATE AND MAY NOT BE ACHIEVED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY CMI, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS.

                  4. Requirements of Section 1129(b) of the Bankruptcy Code. The Bankruptcy Code permits confirmation of a plan even if it is not accepted by all impaired classes, as long as (i) the plan otherwise satisfies the requirements for confirmation, (ii) at least one impaired class of claims has accepted it without taking into consideration the votes of any insiders in such class, and (iii) the plan is "fair and equitable" and does not "discriminate unfairly" as to any impaired class that has not accepted the plan. These so-called "cramdown" provisions are set forth in section 1129(b) of the Bankruptcy Code.

                           (a)      FAIR AND EQUITABLE. The Bankruptcy Code
establishes different "cramdown" tests for determining whether a plan is "fair and equitable" to dissenting impaired classes of secured creditors, unsecured creditors, and equity interest holders as follows:

                           (1) Secured Creditors. A plan is fair and equitable to a class of secured claims that rejects the plan if the plan provides: (a) that each of the holders of the secured claims included in the rejecting class (i) retains the liens securing its claim to the extent of the allowed amount of such claim, whether the property subject to those liens is retained by the debtor or transferred to another entity, and (ii) receives on account of its secured claim deferred cash payments having a present value, as of the effective date of the plan, of at least equal to such holder's interest in the estate's interest in such property; (b) that each of the holders of the secured claims included in the rejecting class realizes the "indubitable equivalent" of its allowed secured claim; or (c) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of such liens


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


                                    with such liens to attach to the proceeds of the sale, and the treatment of such liens on proceeds in accordance with clause
                                    (a) or (b) of this paragraph.

                           (2) Unsecured Creditors. A plan is fair and equitable as to a class of unsecured claims that rejects the plan if the plan provides that: (a) each holder of a claim included in the rejecting class receives or retains under the plan property of a value, as of the effective date of the plan, equal to the amount of its allowed claim; or (b) the holders of claims and interests that are junior to the claims of the rejecting class will not receive or retain any property under the plan.

                           (3) Holders of Equity Interests. A plan is fair and equitable as to a class of equity interests that rejects the plan if the plan provides that: (a) each holder of an equity interest included in the rejecting class receives or retains under the plan property of a value, as of the effective date of the plan, equal to the greatest of the allowed amount of (i) any fixed liquidation preference to which such holder is entitled, (ii) the fixed redemption price to which such holder is entitled, or (iii) the value of the interest; or (b) the holder of any interest that is junior to the interests of the rejecting class will not receive or retain any property under the plan.

         The Proponents believe that the Plan and the treatment of all Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

                           (b)      UNFAIR DISCRIMINATION. A plan of
reorganization does not "discriminate unfairly" if a dissenting class is treated substantially equally with respect to other classes similarly situated and no class receives more than it is legally entitled to receive for its claims or equity interests. The Proponents do not believe that the Plan discriminates unfairly against any impaired Class of Claims or Equity Interests.

XII.     ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

         The Proponents believe that the Plan affords holders of Claims and Equity Interests the greatest opportunity for realization on the Debtors' Assets and, therefore, is in the best interests of such holders. If the Plan is not confirmed, however, the theoretical alternatives include: (i) liquidation of the Debtors under Chapter 7 of the Bankruptcy Code or (ii) alternative plans of reorganization or liquidation under Chapter 11 of the Bankruptcy Code.

         A.       LIQUIDATION UNDER CHAPTER 7.

         If no plan is confirmed, the Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code. Upon conversion to Chapter 7, a trustee or trustees will be elected or appointed to liquidate the Assets of the Debtors. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against and Equity Interests in the Debtors.

         The Proponents believe that in liquidation under Chapter 7, before creditors received any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustee(s) would cause a substantial diminution in the value of the Estates. The assets available for distribution to creditors would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, that would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of the Debtors' operations and the failure to realize the greater going concern value of the Debtors' Assets.

         CMI's liquidation analysis is premised on a hypothetical liquidation in a Chapter 7 case and is attached as Exhibit C to this Disclosure Statement. In the analysis, CMI has taken into account the nature, status, and underlying value of the Debtors' Assets, the ultimate realizable value of the Debtors' Assets, and the extent to which such Assets are subject to liens and security interests.

         The Proponents believe that a liquidation of the Debtors' Assets would produce significantly less value for distribution to creditors than that recoverable under the Plan. In the opinion of the Proponents, the recoveries projected to be available in liquidation are not likely to afford holders of Allowed Claims and Equity Interests as great a realization potential as does the Plan.

         B.       ALTERNATIVE PLAN OF REORGANIZATION OR LIQUIDATION

         If the Plan is not confirmed, the Debtors or (if the Bankruptcy Court were not to grant further extensions of the Debtors' and Informal Committee' exclusive periods in which to file and solicit a plan of reorganization) any other party in interest in the cases could propose a different plan or plans. Such plans might involve either a reorganization and continuation of the Debtors' businesses, or an orderly liquidation of its assets, or a combination of both.

         The Debtors may be liquidated pursuant to the provisions of a Chapter 11 liquidating plan. In liquidations under Chapter 11, the Debtors' Assets could be sold in an orderly fashion over a more extended period of time than in liquidations under Chapter 7. Thus, Chapter 11 liquidations might result in larger recoveries than in a Chapter 7 liquidation, but the delay in distributions could result in lower present values received and high administrative costs. Because a trustee is not required in a Chapter 11 case, expenses for professional fees could be lower than in a Chapter 7 case, in which a trustee must be appointed. Any distribution to the holders of Claims and Equity Interests under a Chapter 11 liquidation plan probably would be delayed substantially. The Proponents believe that a Chapter 11 liquidation would not produce Distributions as favorable as those under the Plan.

XIII.    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general summary of certain material federal income tax consequences of the Plan for the Debtors, their creditors, and the holders of Existing CMI Stock. This summary does not discuss all aspects of federal income taxation that may be relevant to the Debtors, to a particular creditor, or to a particular holder of Existing CMI Stock in light of their individual investment circumstances, or to certain creditors or stockholders subject to special treatment under the federal income tax laws (for example, tax-exempt organizations, foreign corporations or individuals who are not citizens or residents of the United States). Except as expressly stated below, this summary also does not discuss any aspects of state, local or foreign taxation.

         This summary is based upon the Internal Revenue Code, the Treasury regulations (including temporary regulations) promulgated thereunder, judicial authorities and current administrative rulings, all as in effect on the date hereof and all of which are subject to change (possibly with retroactive effect) by legislation, administrative action or judicial decision. Moreover, due to a lack of definitive judicial or administrative authority or interpretation, substantial uncertainties exist with respect to various tax consequences of the Plan as discussed herein. Neither the Debtors or the Informal Committee has requested a ruling from the Internal Revenue Service with respect to these matters, and no opinion of counsel has been sought or obtained by the Debtors or the Informal Committee with respect thereto.

         FOR THE FOREGOING REASONS, HOLDERS OF CLAIMS AND HOLDERS OF EQUITY INTERESTS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES (FOREIGN, FEDERAL, STATE AND LOCAL) TO THEM OF THE PLAN. NEITHER THE DEBTORS NOR THE NOTEHOLDERS COMMITTEE ARE MAKING ANY REPRESENTATIONS REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE CONFIRMATION AND CONSUMMATION OF THE PLAN AS TO ANY CREDITOR OR STOCKHOLDER, NOR ARE THE DEBTORS OR THE NOTEHOLDERS COMMITTEE RENDERING ANY FORM OF LEGAL OPINION AS TO SUCH TAX CONSEQUENCES.

         A.       CONSEQUENCES TO REORGANIZED CMI.

                  1. Cancellation of Indebtedness. Under general tax principles, the Debtors would realize cancellation of debt ("COD") income to the extent that the Debtors pay a creditor pursuant to the Plan an amount of consideration in respect of a Claim against the Debtors that is worth less than the amount of such Claim. For this purpose, the amount of consideration paid to a creditor generally would equal the amount of Cash or the fair market value of an Equity Interest or other property paid to such creditor. Because the Debtors will be in a bankruptcy case at the time the COD income is realized, the Debtors will not be required to include COD income in gross income, but rather will be required to reduce certain of their tax attributes by the amount of COD income so excluded. Under the general rules of Internal Revenue Code section 108, the required attribute reduction would be applied first to reduce the Debtors' net operating loss carry-forwards ("NOLs") to the extent of such NOLs, with any excess excluded COD income applied to reduce certain other tax attributes. We cannot now determine the amount of the reduction of the tax attributes that will be required as a result of the exclusion of COD income.

         Internal Revenue Code section 108(b)(5) provides an election pursuant to which the Debtors can elect to apply the required attribute reduction to first reduce the basis of their depreciable property to the extent of such basis, with any excess applied next to reduce their NOLs and then certain other tax attributes. The Debtors have not yet determined whether they will make the election under Internal Revenue Code section 108(b)(5).

                  2. Limitation on Net Operating Losses. The Debtors will experience an "ownership change" (within the meaning of Internal Revenue Code section 382) on the Effective Date as a result of the issuance of New CMI Common Stock. As a result, the ability of reorganized CMI to use any pre-Effective Date NOLs and capital loss carryovers to offset its income in any post-Effective Date taxable year (and in the portion of the taxable year of the ownership change following the Effective Date) to which such a carryover is made generally (subject to various exceptions and adjustments, some of which are described below) will be limited to the sum of (a) a regular annual limitation (prorated for the portion of the taxable year of the ownership change following the Effective Date), (b) the amount of the "recognized built-in gain" for the year which does not exceed the excess of the "net unrealized built-in gain" over previously recognized built-in gains (as the quoted terms are defined in Internal Revenue Code section 382(h)) and (c) any carryforward of unused amounts described in (a) and (b) from prior years. Internal Revenue Code Section 382 may also limit reorganized CMI's ability to use "net unrealized built-in losses," if any, to offset future taxable income. The regular annual limitation will generally be equal to the product of (x) the lesser of the value of the stock of reorganized CMI immediately after the ownership change or the gross value of the Debtors' assets immediately before the ownership change (with certain adjustments) and (y) the "long-term tax-exempt rate" (as defined in Internal Revenue Code section 382(f)). The loss carryovers will be subject to further limitations if reorganized CMI experiences additional future ownership changes or if it does not continue the business enterprise for at least two years following the Effective Date.

         The operation and effect of Internal Revenue Code section 382 will be materially different from that just described if the Debtors are subject to the special rules for corporations in bankruptcy provided in Internal Revenue Code section 382(l)(5). In that case, reorganized CMI's ability to utilize pre-Effective Date NOLs would not be limited as described in the preceding paragraph. However, several other limitations would apply to reorganized CMI under Internal Revenue Code section 382(l)(5), including (a) the Debtors' NOLs would be calculated without taking into account deductions for interest paid or accrued in the portion of the current tax year ending on the Effective Date and all other tax years ending during the three-year period prior to the current tax year with respect to the Claims that are exchanged for New Common Stock pursuant to the Plan, and (b) if reorganized CMI undergoes another ownership change within two years after the Effective Date, reorganized CMI's Internal Revenue Code section 382 limitation with respect to that ownership change will be zero.

         As a general matter, the rules of Internal Revenue Code section 382(l)(5) apply to certain ownership changes occurring in a chapter 11 bankruptcy case pursuant to a court-ordered transaction or court-approved plan. These provisions will apply to the Debtors if the persons that are shareholders and "qualified" creditors of the Debtors immediately before the ownership change own, after the ownership change, at least 50% (measured by both vote and value) of the stock of reorganized CMI. Certain attribution rules and other requirements apply for purposes of determining stock ownership for this purpose. It is uncertain whether the provisions of Internal Revenue Code section 382(l)(5) would apply to the ownership change occurring as a result of the confirmation of the Plan. However, under Internal Revenue Code section 382(1)(5)(H), the Debtors may elect not to have the special rules of Internal Revenue Code section 382(l)(5) apply (in which case the regular Internal Revenue Code section 382 rules, described above, will apply). The Debtors have not yet determined whether they would elect to have the regular Internal

Revenue Code section 382 rules apply to the ownership change arising from the consummation of the Plan (assuming section 382(l)(5) would otherwise apply).

                  3. Alternative Minimum Tax. A corporation may incur alternative minimum tax liability even where NOL carryovers and other tax attributes are sufficient to eliminate its taxable income as computed under the regular corporate income tax. It is possible that reorganized CMI will be liable for the alternative minimum tax.

         B.       CONSEQUENCES TO HOLDERS OF CLAIMS AND EXISTING CMI STOCK

                  1. Holders of Claims. The federal income tax consequences of the Plan to a creditor will depend upon a number of factors, including whether the creditor is deemed to have participated in an exchange for federal income tax purposes, and, if so, whether such exchange transaction constitutes a tax-free recapitalization or a taxable transaction; whether the creditor's Claim constitutes a "security" for federal income tax purposes; the type of consideration received by the creditor in exchange for the Allowed Claim; and whether the creditor reports income on the accrual basis.

                  2. Holders of Existing CMI Stock. The federal income tax consequences of the Plan to a holder of Existing CMI Stock will depend upon a number of factors, including the holder's basis in its Existing CMI Stock, whether the Existing CMI Stock is held as a capital asset, whether certain elections have been made with respect to the Existing CMI Stock under the Internal Revenue Code, whether installment sale reporting is available, whether the holder is deemed to have participated in a recapitalization, and the type of consideration received by the holder in exchange for the Existing CMI Stock. BECAUSE THE FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF EXISTING CMI STOCK ARE COMPLEX, ALL HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RESTRUCTURING.

                  3. Backup Withholding. Holders of Claims and Existing CMI Stock may be subject to backup withholding at the rate of 30.5% (which rate will be reduced to 30% in 2002) with respect to interest, dividends and other reportable payments. Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including corporations and financial institutions.

XIV.     CONCLUSION AND RECOMMENDATION

         The Proponents believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims and Equity Interests. Any alternative to confirmation of the Plan, such as liquidation or attempts to confirm another plan of reorganization, would involve significant delays, uncertainty, and substantial additional administrative costs. Moreover, as described above, the Proponents believe that the creditors will receive greater and earlier recoveries under the Plan than those that could be achieved in a liquidation. FOR THESE REASONS, THE PROPONENTS URGE ALL HOLDERS OF IMPAIRED CLAIMS AND EQUITY INTERESTS ENTITLED TO VOTE ON THE PLAN TO RETURN THEIR BALLOTS ACCEPTING THE PLAN.


                                    /s/ Mark Minuti
                                    -------------------------------------------
                                    Mark Minuti (No. 2659)
                                    Donald J. Detweiler (No. 3087)
                                    Jeremy W. Ryan (No. 4057)
                                    SAUL EWING LLP
                                    222 Delaware Avenue, Suite 1200
                                    Wilmington, DE  19899
                                    (302) 421-6840

                                             and

                                    Michael M. Beal (Dist. Ct. ID# 1253)
                                    MCNAIR LAW FIRM, P.A.
                                    1301 Gervais Street, 17th Floor (29201)
                                    Post Office Box 11390
                                    Columbia, SC  29211
                                    (803) 799-9800

                                             and

                                    B. Knox Dobbins
                                    SUTHERLAND ASBILL & BRENNAN LLP
                                    999 Peachtree Street
                                    Atlanta, Georgia 30309
                                    (404) 853-8000

                                    Proposed Co-Counsel for Debtors
                                    and Debtor-in-Possession

Dated:  November 26, 2001